                 MASTER MOTOR VEHICLE FINANCE LEASE AGREEMENT

                           dated as of July 30, 1997


                                     among


                              AESOP LEASING L.P.,

                                  as Lessor,


                         AVIS RENT A CAR SYSTEM, INC.,

                        as Lessee and as Administrator,


                                      and


                            AVIS RENT A CAR, INC.,

                                 as Guarantor



AS SET FORTH IN SECTION 27 HEREOF, LESSOR HAS ASSIGNED TO AFC-II (AS DEFINED HEREIN) AND AFC-II HAS ASSIGNED TO THE TRUSTEE (AS DEFINED HEREIN) CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION) NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE TRUSTEE ON THE SIGNATURE PAGE THEREOF.

                        [THIS IS NOT COUNTERPART NO. 1]





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                                             TABLE OF CONTENTS

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                                                                                                      Page

1.       DEFINITIONS...................................................................................  1

2.       GENERAL AGREEMENT.............................................................................  1
         2.1.         Lease and Acquisition of Vehicles................................................  4
         2.2.         Right of Lessee and Guarantor to Act as
                      Lessor's Agent...................................................................  5
         2.3.         Payment of Capitalized Cost or Assignment of
                      Net Book Value by Lessor.........................................................  5
         2.4.         Non-Liability of Lessor..........................................................  6
         2.5.         Lessee's Rights to Purchase Vehicles.............................................  6
         2.6.         Lessor's Right to Cause Vehicles to be Sold......................................  7
         2.7.         Redesignation of Vehicles........................................................  9
         2.8.         Vehicle Purchase Surplus Amount Payments.........................................  9
         2.9.         Limitations on the Acquisition or Redesignation
                      of Certain Vehicles.............................................................  10

3.       TERM.......................................................................................... 10
         3.1.         Vehicle Term..................................................................... 10
         3.2.         Term............................................................................. 11

4.       RENT AND CHARGES.............................................................................. 12
         4.1.         Payment of Rent.................................................................. 12
         4.2.         [RESERVED]....................................................................... 12
         4.3.         Net Lease........................................................................ 12

5.       INSURANCE..................................................................................... 13
         5.1.         Personal Injury and Damage....................................................... 13
         5.2.         Delivery of Certificate of Insurance............................................. 13
         5.3.         Changes in Insurance Coverage.................................................... 13

6.       RISK OF LOSS; CASUALTY AND INELIGIBLE VEHICLE OBLIGA-
         TIONS......................................................................................... 14
         6.1.         Risk of Loss Borne by Lessee..................................................... 14
         6.2.         Casualty; Ineligible Vehicles.................................................... 14

7.       VEHICLE USE................................................................................... 15

8.       LIENS......................................................................................... 16

9.       NON-DISTURBANCE............................................................................... 16

10.      REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND
         FINES......................................................................................... 16

11.      MAINTENANCE AND REPAIRS....................................................................... 17


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                                                                                                      Page

12.      VEHICLE WARRANTIES............................................................................ 17
         12.1.        No Lessor Warranties............................................................. 18
         12.2.        Manufacturer's Warranties........................................................ 18

13.      VEHICLE USAGE GUIDELINES AND RETURN; SPECIAL DEFAULT
         PAYMENTS; EARLY TERMINATION PAYMENTS.......................................................... 18
         13.1.        Usage............................................................................ 18
         13.2.        Return........................................................................... 18
         13.3.        Special Default Payments......................................................... 21
         13.4.        Early Termination Payments....................................................... 22

14.      DISPOSITION PROCEDURE......................................................................... 22

15.      ODOMETER DISCLOSURE REQUIREMENT............................................................... 22

16.      GENERAL INDEMNITY............................................................................. 22
         16.1.        Indemnity by the Lessee and the Guarantor........................................ 22
         16.2.        Reimbursement Obligation by the Lessee and the
                      Guarantor........................................................................ 24
         16.3.        Defense of Claims................................................................ 24

17.      ASSIGNMENT.................................................................................... 25
         17.1.        Right of the Lessor to Assign this Agreement..................................... 25
         17.2.        Limitations on the Right of the Lessee to As-
                      sign this Agreement.............................................................. 25

18.      DEFAULT AND REMEDIES THEREFOR................................................................. 26
         18.1.        Events of Default................................................................ 26
         18.2.        Effect of Finance Lease Event of Default or
                      Liquidation Event of Default..................................................... 27
         18.3.        Rights of Lessor Upon Finance Lease Event of
                      Default, Limited Liquidation Event of Default
                      or Liquidation Event of Default.................................................. 28
         18.4.        Rights of Lender and Trustee Upon Liquidation
                      Event of Default, Limited Liquidation Event of
                      Default and Non-Performance of Certain Cove-
                      nants............................................................................ 29
         18.5.        Measure of Damages............................................................... 31
         18.6.        Vehicle Return Default........................................................... 31
         18.7.        Application of Proceeds.......................................................... 33

19.      MANUFACTURER EVENTS OF DEFAULT................................................................ 33

20.      [RESERVED].................................................................................... 34

21.      [RESERVED].................................................................................... 34

22.      CERTIFICATION OF TRADE OR BUSINESS USE........................................................ 34

23.      SURVIVAL...................................................................................... 34

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                                                                                                      Page


24.      [RESERVED].................................................................................... 34

25.      [RESERVED].................................................................................... 34

26.      GUARANTY...................................................................................... 34
         26.1.        Guaranty......................................................................... 35
         26.2.        Scope of Guarantor's Liability................................................... 35
         26.3.        Lessor's Right to Amend this Agreement, Etc...................................... 36
         26.4.        Waiver of Certain Rights by Guarantor............................................ 36
         26.5.        [RESERVED]....................................................................... 37
         26.6.        Guarantor to Pay Lessor's Expenses............................................... 37
         26.7.        Reinstatement.................................................................... 37
         26.8.        Pari Passu Indebtedness.......................................................... 38

27.      RIGHTS OF LESSOR ASSIGNED TO TRUSTEE.......................................................... 38

28.      [RESERVED].................................................................................... 39

29.      MODIFICATION AND SEVERABILITY................................................................. 39

30.      CERTAIN REPRESENTATIONS AND WARRANTIES........................................................ 40
         30.1.        Organization; Ownership; Power; Qualification.................................... 40
         30.2.        Authorization; Enforceability.................................................... 40
         30.3.        Compliance....................................................................... 40
         30.4.        Financial Information; Financial Condition....................................... 41
         30.5.        Litigation....................................................................... 42
         30.6.        Liens............................................................................ 42
         30.7.        Employee Benefit Plans........................................................... 42
         30.8.        Investment Company Act........................................................... 42
         30.9.        Regulations G, T, U and X........................................................ 43
         30.10.       Business Locations; Trade Names; Principal
                      Places of Business Locations..................................................... 43
         30.11.       Taxes............................................................................ 43
         30.12.       Governmental Authorization....................................................... 43
         30.13.       Compliance with Laws............................................................. 44
         30.14.       Eligible Vehicles................................................................ 44
         30.15.       Supplemental Documents True and Correct.......................................... 44
         30.16.       Manufacturer Programs............................................................ 44
         30.17.       Absence of Default............................................................... 44
         30.18.       Title to Assets.................................................................. 44
         30.19.       Burdensome Provisions............................................................ 45
         30.20.       No Adverse Change................................................................ 45
         30.21.       No Adverse Fact.................................................................. 45
         30.22.       Accuracy of Information.......................................................... 45
         30.23.       Solvency......................................................................... 46

31.      CERTAIN AFFIRMATIVE COVENANTS................................................................. 46
         31.1.        Corporate Existence; Foreign Qualification....................................... 46
         31.2.        Books, Records and Inspections................................................... 46
         31.3.        Insurance........................................................................ 47

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                                                                                                      Page

         31.4.        Manufacturer Programs............................................................ 47
         31.5.        Reporting Requirements........................................................... 47
         31.6.        Payment of Taxes; Removal of Liens............................................... 49
         31.7.        Business......................................................................... 49
         31.8.        Maintenance of Separate Existence................................................ 49
         31.9.        Trustee as Lienholder............................................................ 50
         31.10.       Maintenance of the Vehicles...................................................... 50
         31.11.       Enhancement...................................................................... 50
         31.12.       Manufacturer Payments............................................................ 51
         31.13.       Accounting Methods; Financial Records............................................ 51
         31.14.       Disclosure to Auditors........................................................... 51
         31.15.       Disposal of Non-Program Vehicles................................................. 51

32.      CERTAIN NEGATIVE COVENANTS.................................................................... 51
         32.1.        Mergers, Consolidations.......................................................... 51
         32.2.        Other Agreements................................................................. 52
         32.3.        Liens............................................................................ 52
         32.4.        Use of Vehicles.................................................................. 52
         32.5.        Termination of Agreement......................................................... 52

33.      ADMINISTRATOR ACTING AS AGENT OF THE LESSOR. ................................................. 52

34.      NO PETITION................................................................................... 52

35.      SUBMISSION TO JURISDICTION.................................................................... 53

36.      GOVERNING LAW................................................................................. 53

37.      JURY TRIAL.................................................................................... 54

38.      NOTICES....................................................................................... 54

39.      LIABILITY..................................................................................... 55

40.      TITLE TO MANUFACTURER PROGRAMS IN LESSOR...................................................... 55

41.      HEADINGS...................................................................................... 55

42.      EXECUTION IN COUNTERPARTS..................................................................... 55

43.      EFFECTIVENESS................................................................................. 55

44.      NO RECOURSE................................................................................... 55



                                      iv
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                                                                          Page

SCHEDULES AND ATTACHMENTS

Schedule 30.5              Litigation

Schedule 30.10             Business Locations

Schedule 30.13             Compliance with Law

ATTACHMENT A               Information Relating to Initial Leased
                                    Vehicles

ATTACHMENT B               Vehicle Acquisition Schedule and Related
                                    Information

ATTACHMENT C               Form of Power of Attorney


                                       v


                 MASTER MOTOR VEHICLE FINANCE LEASE AGREEMENT


                  This Master Motor Vehicle Finance Lease Agreement (this "Agreement"), dated as of July 30, 1997, by and among AESOP LEASING L.P., a Delaware limited partnership (the "Lessor"), AVIS RENT A CAR SYSTEM, INC., a Delaware corporation ("ARAC" or the "Lessee"), individually and as the Administrator and AVIS RENT A CAR, INC., a Delaware corporation, as guarantor (the "Guarantor").


                             W I T N E S S E T H:

                  WHEREAS, the Lessor (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in Section 1) has purchased or will purchase Program Vehicles and Non-Program Vehicles of one or more Manufacturers with proceeds provided to the Lessor by the Lender pursuant to the AESOP I Finance Lease Loan Agreement and other available funds;

                  WHEREAS, the Lessor desires to lease to the Lessee and the Lessee desires to lease from the Lessor both Program Vehicles and Non-Program Vehicles financed by the Lessor with the proceeds of Loans and other available funds for use in the daily rental car business of the Lessee (excluding vehicles titled in the States of Ohio, Oklahoma and Nebraska); and

                  WHEREAS, the Guarantor has, pursuant to Section 26 hereof, guaranteed the obligations of the Lessee under this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. DEFINITIONS. Unless specified herein, capitalized terms used herein (including the preamble and recitals hereto) shall have the meanings ascribed to such terms in the Definitions List attached as Schedule I to the Base Indenture, dated as of July 30, 1997 (the "Base Indenture"), between AFC-II, as Issuer, and Harris Trust and Savings Bank, as Trustee.

                  2. GENERAL AGREEMENT. (a) The Lessee and the Lessor each intend that this Agreement constitute a lease for accounting purposes and a financing arrangement for tax and property law purposes and that the relationship between the Lessor and the Lessee pursuant hereto shall always be only that of lessor and lessee, and the Lessor hereby declares, acknowledges and agrees that the tax ownership of the Financed Vehicles rests solely with the Lessee subject to the security interest granted hereunder to the Lessor. The Lessor and the Lessee further agree that the obligations of the Lessee to the Lessor hereunder shall constitute debt for all federal and state income tax purposes.

                           (b)  It is the intention of the parties that this
Agreement shall constitute a security agreement under applicable law, and, to secure all of its obligations under this Agreement, the Lessee hereby grants to the Lessor a first priority security interest in all of the Lessee's right, title and interest, if any, in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

                           (i) the rights of the Lessee under this Agreement and under any agreement to sublease Vehicles leased hereunder to any Eligible Rental Car Company in accordance with the provisions of
         Section 7, as such agreements may be amended, modified or supplemented from time to time in accordance with its terms, and any other agreements related to or in connection with this Agreement and any such agreement to sublease to which the Lessee is a party (the "Lessee Agreements"), including, without limitation, (a) all monies, if any, due and to become due to the Lessee from the Guarantor or any sublessee under or in connection with any of the Lessee Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Lessee Agreements or otherwise, (b) all rights, remedies, powers, privileges and claims of the Lessee against any other party under or with respect to the Lessee Agreements (whether arising pursuant to the terms of such Agreements or otherwise available to the Lessee at law or in equity), including the right to enforce any of the Lessee Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the Lessee Agreements or the obligations and liabilities of any party thereunder, (c) all liens and property from time to time purporting to secure payment of the obligations and liabilities of the Lessee arising under or in connection with the Lessee Agreements, and any documents or agreements describing any collateral securing such obligations or liabilities and (d) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessee pursuant to the Lessee Agreements;

                           (ii) all Vehicles leased by the Lessee from the Lessor under this Agreement and all Certificates of Title with respect to such Vehicles;


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                           (iii) all right, title and interest of the Lessee
         in, to and under any Manufacturer Programs, including any amendments thereof, and all monies due and to become due thereunder, in each case in respect of Vehicles leased under this Agreement, whether payable as Vehicle repurchase prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable to the Lessee or the Lessor in respect of purchases of vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder (provided, that such security interest is nonexclusive and subject to Lessee's right, title or interest in and to the Manufacturer Programs);

                           (iv) all right, title and interest of the Lessee in and to any proceeds from the sale of Vehicles leased under this Agreement, including all monies due in respect of such Vehicles, whether payable as the purchase price of such Vehicles, as auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise (including all upfront incentive payments payable by Manufacturers to the Lessee or the Lessor in respect of purchases of Non-Program Vehicles);

                           (v) all payments under insurance policies (whether or not the Lessor, the Lender or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles leased under this Agreement;

                           (vi) all additional property that may from time to time hereafter be subjected to the grant and pledge under this Agreement, as same may be modified or supplemented from time to time, by the Lessee or by anyone on its behalf; and

                           (vii) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Lessor is named as the loss payee thereof) and cash.

                           (c)  To secure the AFC-II Obligations, the Lessee
hereby grants to the Trustee, on behalf of the Secured Parties, a first priority security interest in all of the Lessee's right, title and interest, if any, in and to all of the collateral described in Section 2(b) above, whether now owned or hereafter acquired or created. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default and subject to the provisions of the Related Documents, the Trustee shall have all of the rights and remedies of a secured party, including, without limitation, the rights and remedies granted under the Uniform Commercial Code.

                           (d)  The Lessee agrees to deliver to the Lessor,
the Lender and the Trustee on or before the Initial Closing Date:

                  (i) a written search report from a Person satisfactory to the Lessor, the Lender and the Trustee listing all effective financing statements that name the Lessee as debtor or assignor, and that are filed in the jurisdictions in which filings were made pursuant to clause (ii) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satisfactory to the Lessor, the Lender and the Trustee showing no evidence of liens filed against the Lessee that purport to affect any Vehicles leased hereunder or any Collateral under the Base Indenture:

                  (ii) evidence of the filing of proper financing statements on Form UCC-1 naming the Lessee, as debtor, and the Lessor as secured party covering the collateral described in Section 2(b) hereof; and

                  (iii) evidence of the filing in the states in which the Lessee conducts business of proper financing statements on Form UCC-1 naming the Lessee, as debtor, and the Trustee as secured party covering the collateral described in Section 2(b) hereof.

                  2.1. Lease and Acquisition of Vehicles. From time to time, subject to the terms and provisions hereof, the Lessor agrees to lease to the Lessee and the Lessee agrees to lease from the Lessor, subject to the terms hereof, (i) the new Vehicles identified in Vehicle orders (each such vehicle order, a "Vehicle Order") placed by the Lessee (which Vehicles may not be titled in the States of Ohio, Oklahoma or Nebraska), pursuant to the terms of the Manufacturer Programs with respect to Program Vehicles and Non-Program Vehicles to the extent subject to a Manufacturer Program and as otherwise agreed by the Lessor, the Lessee and a dealer with respect to other Non-Program Vehicles, (ii) the Vehicles identified in Attachment A hereto (which Vehicles may not be titled in the States of Ohio, Oklahoma or Nebraska) containing information concerning the Initial Financed Vehicles leased under this Agreement (the "Initial Leased Vehicles") of a scope agreed upon by ARAC and the Lessor (including, at a minimum, the Net Book Value (as of the first day of the Related Month in which the Initial Closing Date occurs) of each of the Initial Leased Vehicles) and (iii) the Franchisee Vehicles identified in an Officer's Certificate from the Lessee delivered to the Lessor, the Lender and the Trustee (with a copy to each Rating Agency) at the time the Lessee desires to lease such Franchisee Vehicles hereunder (which Vehicles may not be titled in the States of Ohio, Oklahoma or Nebraska), which Officer's Certificate shall contain information concerning the Franchisee Vehicles to be leased by the Lessee under this Agreement of a scope agreed upon

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by the Lessee and the Lessor (including, at a minimum, the Net Book Value (as of the first day of the Related Month in which the Vehicle Finance Lease Commencement Date with respect to each such Vehicle occurs); provided, however, that no Franchisee Vehicle may be leased by the Lessee hereunder unless the Franchisee Vehicle Leasing Condition is met with respect to such Franchisee Vehicle. If requested by the Lessor, the Lessee shall make each Vehicle Order available to the Lessor, together with a schedule containing the information with respect to the Vehicles included within such Vehicle Order as is set forth in Attachment B hereto (each, a "Vehicle Acquisition Schedule"), or in such form as is otherwise requested by the Lessor. In addition, the Lessee agrees to provide such other information regarding such Vehicles as the Lessor may require from time to time, including on the Initial Closing Date, in the case of the Initial Leased Vehicles, and on the related Vehicle Finance Lease Commencement Date, in the case of any Franchisee Vehicle leased hereunder, such information as may be required to determine the monthly Depreciation Charges applicable to such Vehicle. This Agreement, together with the Manufacturer Programs and any other related documents attached to this Agreement or submitted with a Vehicle Order (collectively, the "Supplemental Documents"), will constitute the entire agreement regarding the leasing of Vehicles by the Lessor to the Lessee.

                  2.2. Right of Lessee and Guarantor to Act as Lessor's Agent. The Lessor agrees that the Lessee or the Guarantor may act as the Lessor's agent in placing Vehicle Orders on behalf of the Lessor, as well as filing claims on behalf of the Lessor for damage in transit, and other Manufacturer delivery claims related to the Vehicles; provided, however, that the Lessor may hold the Lessee or the Guarantor liable for losses due to the Lessee's or the Guarantor's actions, or failure to act, in performing as the Lessor's agent in accordance with the terms hereof. In addition, the Lessor agrees that the Lessee may make arrangements for delivery of Vehicles to a location selected by the Lessee at its expense. The Lessee agrees to accept Vehicles as produced and delivered except the Lessee will have the option to reject any Vehicle that may be rejected pursuant to the terms of the applicable Manufacturer Program (with respect to Program Vehicles and Non-Program Vehicles subject to a Manufacturer Program), or in accordance with its customary business practices with respect to other Non-Program Vehicles. The Lessee, acting as agent for the Lessor, shall be responsible for pursuing any rights of the Lessor with respect to the return of any Vehicle to the Manufacturer pursuant to the preceding sentence. Each of the Lessee and the Guarantor agrees that all Program Vehicles ordered as provided herein shall be ordered utilizing the procedures consistent with an Eligible Manufacturer Program.

                  2.3. Payment of Capitalized Cost or Assignment of Net Book Value by Lessor. On the Finance Lease Commencement Date,

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the Lessor shall apply to each Initial Leased Vehicle the Net Book Value (as of the first day of the Related Month) for such Vehicle as described on Attachment A hereto. On the Vehicle Finance Lease Commencement Date with respect to any Franchisee Vehicle leased hereunder, the Lessor shall apply to each such Franchisee Vehicle the Net Book Value (as of the first day of the Related Month) for such Vehicle. Upon delivery of any Vehicle, the Lessor shall pay to the authorized dealer, if any, that sold such Vehicle to the Lessor, the Capitalized Cost for such Vehicle and the Lessee shall pay all applicable costs and expenses of freight, packing, handling, storage, shipment and delivery of such Vehicle, and sales and use tax (if any), to the extent that the same have not been included in the Capitalized Cost for such Vehicle.

                  2.4. Non-Liability of Lessor. The Lessor shall not be liable to the Lessee for any failure or delay in obtaining Vehicles or making delivery thereof. AS BETWEEN THE LESSOR AND THE LESSEE, ACCEPTANCE FOR LEASE OF THE VEHICLES SHALL CONSTITUTE THE LESSEE'S ACKNOWLEDGMENT AND AGREEMENT THAT THE LESSEE HAS FULLY INSPECTED SUCH VEHICLES, THAT THE VEHICLES ARE IN GOOD ORDER AND CONDITION AND ARE OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY THE LESSEE, THAT THE LESSEE IS SATISFIED THAT THE SAME ARE SUITABLE FOR THIS USE AND THAT THE LESSOR IS NOT A MANUFACTURER OR ENGAGED IN THE SALE OR DISTRIBUTION OF VEHICLES, AND HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO MERCHANTABILITY, CONDITION, QUALITY, DURABILITY OR SUITABILITY OF THE VEHICLE IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES OR USES OF THE LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. The Lessor shall not be liable for any failure or delay in delivering any Vehicle ordered for lease pursuant to this Agreement, or for any failure to perform any provision hereof, resulting from fire or other casualty, natural disaster, riot, strike or other labor difficulty, governmental regulation or restriction, or any cause beyond the Lessor's direct control. IN NO EVENT SHALL THE LESSOR BE LIABLE FOR ANY INCONVENIENCES, LOSS OF PROFITS OR ANY OTHER CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES RESULTING FROM ANY DEFECT IN OR ANY THEFT, DAMAGE, LOSS OR FAILURE OF ANY VEHICLE, AND THERE SHALL BE NO ABATEMENT OF MONTHLY BASE RENT, SUPPLEMENTAL RENT OR OTHER AMOUNTS PAYABLE HEREUNDER BECAUSE OF THE SAME.

                  2.5. Lessee's Rights to Purchase Vehicles. (a) The Lessee shall have the option, exercisable with respect to any Vehicle during the Vehicle Term with respect to such Vehicle, to purchase any Vehicle leased hereunder at the greater of (i) the Termination Value or (ii) the Market Value of such Vehicle (the greater of such amounts being referred to as the "Vehicle Pur- chase Price"), in which event the Lessee will pay the Vehicle Purchase Price to the Lessor on or before the Payment Date with respect to the Related Month in which the Lessee elects to purchase such Vehicle and the Lessee will pay on or before such Payment Date all accrued and unpaid Monthly Base Rent and any Supplemental Rent payable with respect to such Vehicle through such Payment Date. The Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle, concurrently with or promptly after the Vehicle Purchase Price for such Vehicle (and any such unpaid Monthly Base Rent and Supplemental Rent) is deposited in the Collection Account.

                           (b)  The Lessee shall have the option on the
Vehicle Finance Lease Expiration Date (excluding the date set forth in subclause (iv) of the definition of such term) to purchase any Vehicle leased hereunder for an amount equal to the Termination Value of such Vehicle on such date. The Lessee shall pay such Termination Value plus all accrued and unpaid Monthly Base Rent and any Supplemental Rent with respect to such Vehicle to the Lessor on or before the Payment Date occurring on or immediately following the applicable Vehicle Finance Lease Expiration Date.

                           (c)  The parties hereto agree and acknowledge
that, although the provisions of Section 2.5(a) and (b) nominally describe the Lessee's options with respect to each Vehicle leased hereunder as options to purchase, the Lessee owns each such Vehicle, subject to the security interests of the Lessor, the Lender and the Trustee in such Vehicle, and such options are options to extinguish the security interests of the Lessor, the Lender and the Trustee in such Vehicle.

                  2.6. Lessor's Right to Cause Vehicles to be Sold. If the Lessee does not elect to purchase any Vehicle pursuant to
Section 2.5 hereof, then:

                           (a)  with respect to Program Vehicles leased
hereunder, and subject to Sections 13.2 and 2.5 hereof, the Lessor shall have the right, at any time following the date ninety (90) days prior to the expiration of the Maximum Term for such Program Vehicle, to require that the Lessee or another Person designated by the Lessor, which Person's compensation will be payable solely from the proceeds from the sale of such Vehicle, exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for the Vehicle Purchase Price with respect to such Vehicle, in which event the Lessee or such other designated Person shall, until not later than the date thirty (30) days prior to the expiration of such Maximum Term, exercise commercially reasonable efforts to arrange for the sale of such Vehicle to a third party for a price (as reduced by the amount of compensation to be paid to any such other designated Person) equal to or greater than the Termination Value thereof. If a sale of the Vehicle is arranged by the Lessee or such other designated Person prior to such date thirty (30) days prior to the expiration of such Maximum Term, then (i) the Lessee or such other designated Person shall deliver such Vehicle to the purchaser thereof, (ii) the Lessee or such other designated Person shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser and (iii) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle. If the Lessee or such other designated Person is unable to arrange for a sale of such Vehicle prior to such date thirty (30) days prior to the expiration of such Maximum Term, then the Lessee or such other designated Person shall cease attempting to arrange for such a sale and the Lessee shall return such Vehicle in the manner provided in Section 13.2(a)(y). If the Lessee shall fail to satisfy any provision of Section 13.2(a)(y) or 13.2(b), then the Lessee shall pay within 5 days after the Vehicle Finance Lease Expiration Date the amount of the Termination Value of such Vehicle immediately prior to such Vehicle Finance Lease Expiration Date (rather than the Residual Value Payment required by Section 2.6(c)); or

                           (b)  with respect to Non-Program Vehicles leased
hereunder and subject to the exercise of Lessee's rights under Section 2.5, the Lessee shall use commercially reasonable efforts to arrange for the sale of each Non-Program Vehicle to a third party for the Vehicle Purchase Price with respect to such Vehicle on or prior to the applicable Vehicle Finance Lease Expiration Date. In no event may any Vehicle be sold pursuant to this
Section 2.6(b) unless the funds to be paid to the Lessor with respect to such Vehicle (net of any disposition expenses but including any Non-Program Vehicle Special Default Payments) equal or exceed the Termination Value of such Vehicle. The Lessee may return a Non-Program Vehicle subject to a Manufacturer Program to the applicable Manufacturer under such Manufacturer Program provided that (i) the Repurchase Price of such Vehicle, together with any Special Default Payments payable by the Lessee with respect to such Vehicle, is at least equal to the Termination Value with respect to such Vehicle, (ii) no Manufacturer Event of Default shall have occurred with respect to such Manufacturer and (iii) by the later of the sixtieth (60th) day after the Initial Closing Date and the date on which such Vehicle is returned to the Manufacturer, the Trustee and the Lender shall have received an assignment of the benefits of such Manufacturer Program, acknowledged in writing by such Manufacturer, in form and substance satisfactory to each Enhancement Provider. Notwithstanding the disposition of a Non-Program Vehicle by the Lessee prior to the applicable Vehicle Finance Lease Expiration Date, the Lessee shall pay to the Lessor all accrued and unpaid Monthly Base Rent and any Supplemental Rent then due and payable with respect to such Non-Program Vehicle through the Payment Date with respect to the Related Month during which such disposition occurred, unless such Non-Program Vehicle is a Standard Casualty or becomes an Ineligible Vehicle, payment for which will be made in accordance with Section 6 hereof. If a sale of such NonProgram Vehicle is arranged by the Lessee pursuant to this Section 2.6(b), then (i) the Lessee shall deliver the Vehicle to the purchaser thereof, (ii) the Lessee shall cause to be delivered to the Lessor the funds paid for such Vehicle by the purchaser and (iii) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle.

                           (c)  In the event any Vehicle or Vehicles leased
hereunder are not purchased by the Lessee pursuant to Section 2.5 hereof, sold to a third party pursuant to Section 2.6(a) or sold to a third party or returned to a Manufacturer pursuant to Section 2.6(b), then, in the case of a Non-Program Vehicle, the Lessee shall return such Vehicle to the Lessor in accordance with the procedures set forth in Section 13.2(a) or, in the case of a Program Vehicle, the Lessee shall dispose of such Vehicle in accordance with the procedures set forth in Section 13.2(b) or return such Vehicle to the Lessor in accordance with the procedures set forth in Section 13.2(a), in each case, on the Payment Date with respect to the Related Month in which the applicable Vehicle Finance Lease Expiration Date falls, and the Lessee shall pay an amount equal to the Residual Value Payment plus all accrued but unpaid Monthly Base Rent and all Supplemental Rent payable with respect to such Vehicles through such Payment Date.

                  In no event may any Vehicle be sold pursuant to this Section
2.6 unless the funds to be paid to the Lessor with respect to such Vehicle (as reduced by the amount of compensation to be paid to any such other designated Person) equal or exceed the Termination Value of such Vehicle.

                  2.7. Redesignation of Vehicles. If a Program Vehicle becomes ineligible for repurchase by its Manufacturer or for sale at auction under the applicable Manufacturer Program or the return of a Program Vehicle to the applicable Manufacturer cannot otherwise be effected for any reason (including by reason of the occurrence of a Manufacturer Event of Default with respect to the Manufacturer of such Program Vehicle or the failure of a Manufacturer to accept such Program Vehicle for repurchase and acceptance is not expected upon a subsequent return), the Lessee may redesignate the related Program Vehicle as a Non-Program Vehicle, provided that (i) no Amortization Event or Potential Amortization Event has occurred and is continuing and (ii) no violation of the requirements of Section 10.13 of the AESOP I Finance Lease Loan Agreement or
Section 2.9 hereof would be caused by such redesignation; provided, in each case, that (x) the Lessee shall pay to the Lessor on the next succeeding Payment Date an amount equal to the difference, if any, between the Net Book Value of such Vehicle as of the date of redesignation and an amount equal to the Net Book Value of such Vehicle as of the date of redesignation had such Vehicle been a Non-Program Vehicle at the time of delivery thereof pursuant to Section 2.1 and (y) the Required Enhancement Amount required under each Supplement, after giving effect to such redesignation, shall be satisfied on the date of redesignation.

                  2.8. Vehicle Purchase Surplus Amount Payments. On each Payment Date, the Lessor shall pay to the Lessee, from amounts on deposit in the AESOP I Segregated Account, the Vehicle Purchase Surplus Amount with respect to the Vehicles leased hereunder for such Payment Date. The Lessee shall have no right to demand, counterclaim, setoff, deduct, abate, defer, decrease or in any other way reduce any payment of Monthly Base Rent or Supplemental Rent by the Lessee hereunder for amounts due from the Lessor under this Section 2.8.

                  2.9. Limitations on the Acquisition or Redesignation of Certain Vehicles. Unless otherwise specified in a Supplement or unless waived by the Required Noteholders as specified in a Supplement, (a) the aggregate Net Book Value of all Vehicles (or such portion thereof as is specified in such Supplement) manufactured by Manufacturers other than Eligible Non-Program Manufacturers and leased under this Agreement (after giving effect to the inclusion of such Vehicle under this Agreement) and the AESOP I Operating Lease as of such date shall not exceed any applicable Maximum Non-Eligible Manufacturer Amount, (b) the aggregate Net Book Value of all Vehicles (or such portion thereof as is specified in such Supplement) leased hereunder (after giving effect to the inclusion of such Vehicle under this Agreement) as of such date shall not exceed any applicable Maximum Financed Vehicle Amount, (c) the aggregate Net Book Value of all Non-Program Vehicles (or such portion thereof as is specified in such Supplement) leased hereunder (after giving effect to the inclusion or redesignation, as the case may be, of such Vehicle under this Agreement) and the AESOP I Operating Lease as of such date shall not exceed any applicable Maximum Non-Program Vehicle Amount, (d) the aggregate Net Book Value of all Vehicles (or such portion thereof as is specified in such Supplement) manufactured by a particular Manufacturer or group of Manufacturers and leased under the Leases (after giving effect to the inclusion of such Vehicle under this Agreement) as of such date shall not exceed any applicable Maximum Manufacturer Amount and (e) after giving effect to the inclusion or redesignation of such Vehicle under this Agreement, there shall not be a failure or violation of any other conditions, requirements or restrictions with respect to the leasing of Eligible Vehicles under this Agreement as is specified in any Supplement.

                  3. TERM.

                  3.1. Vehicle Term. (a) The "Vehicle Finance Lease Commencement Date" (x) for each Initial Leased Vehicle shall mean the Initial Closing Date, (y) for each Franchisee Vehicle shall mean the day as referenced in the Officer's Certificate from the Lessee with respect to such Vehicle and (z) for each other Vehicle shall mean the day as referenced in the Vehicle Acquisition Schedule with respect to such Vehicle, but in each case in no event shall such date be a date later than the date that funds are expended or allocated by the Lessor to acquire such Franchisee Vehicle or other Vehicle. The "Vehicle Term" with respect to each Vehicle shall extend from the Vehicle Finance Lease Commencement Date through the earliest of (i) if such Vehicle is a Program Vehicle or a Non-Program Vehicle returned to a Manufacturer under a Manufacturer Program in accordance with
Section 2.6(b), the Turnback Date for such Vehicle, (ii) if such Vehicle is sold to a third party (other than through an auction conducted by or through or arranged by the Manufacturer pursuant to its Manufacturer Program), the date on which such funds in respect of such sale are deposited in the Collection Account (by such third party or by the Lessee or the Guarantor on behalf of such third party) and such funds equal or exceed the Termination Value of such Vehicle, (iii) if such Vehicle becomes a Standard Casualty or an Ineligible Vehicle, the date funds in the amount of the Termination Value thereof are deposited in the Collection Account by the Lessee, (iv) if the Lessee purchases the Vehicle pursuant to Section 2.5, the date on which the Vehicle Purchase Price is deposited in the Collection Account by the Lessee,
(v) the date that is the last Business Day of the month that is 18 months (or such longer term as agreed to by the Lessee and the Lessor) after the month in which the Vehicle Finance Lease Commencement Date occurs with respect to such Vehicle, or (vi) the date described under clause (i) of Section 3.2 (the earliest of such six dates being referred to as the "Vehicle Finance Lease Expiration Date").

                           (b)  Subject to the provisions of Sections 2.5 and
2.6, the Lessee shall use its commercially reasonable efforts to return each Program Vehicle leased hereunder to the related Manufacturer (or such Manufacturer's agent or as otherwise directed by such Manufacturer in accordance with such Manufacturer Program) (a) not prior to the end of the minimum holding period specified in the related Manufacturer Program (prior to which the Lessor may not return such Program Vehicle without penalty (the "Minimum Term")) and (b) not later than the end of the maximum holding period (after which the Lessor may not return such Program Vehicle without penalty (the "Maximum Term")); provided, however, that the Lessee shall in any case return each Program Vehicle leased hereunder to the related Manufacturer (or such Manufacturer's agent or as otherwise directed by such Manufacturer in accordance with such Manufacturer Program) on or before the Vehicle Finance Lease Expiration Date with respect to such Vehicle pursuant to Section 13.2(b) hereof. The Lessee will pay to the Lessor the equivalent of the Monthly Base Rent for the Minimum Term plus any early turn back surcharges payable by the Lessor or deductible from the Repurchase Price for Program Vehicles returned before the Minimum Term, regardless of actual usage, unless such Vehicle is a Standard Casualty or becomes an Ineligible Vehicle, in which case, the disposition of such Vehicle will be handled in accordance with Section 6 hereof.

                  3.2. Term. The "Finance Lease Commencement Date" shall mean the Initial Closing Date. The "Finance Lease Expiration Date" shall mean the latest of (i) the date of the payment in full of all Loans (including any Loan Interest thereon) the proceeds of which were used by the Lessor to finance the purchase of Vehicles subject to this Agreement, (ii) the Vehicle Finance Lease Expiration Date for the last Vehicle leased by the Lessee hereunder and (iii) the date on which all amounts payable hereunder and under the Loan Agreements have been paid in full. The "Term" of this Agreement shall mean the period commencing on the Finance Lease Commencement Date and ending on the Finance Lease Expiration Date.

                  4. RENT AND CHARGES. The Lessee will pay Monthly Base Rent and any Supplemental Rent due and payable on a monthly basis as set forth in this Section 4.

                  4.1. Payment of Rent. On each Payment Date the Lessee shall pay in immediately available funds to the Lessor not later than 11:00 a.m., New York City time, on such Payment Date (i) all Monthly Base Rent that has accrued during the Related Month with respect to each Vehicle leased hereunder by the Lessee during or prior to the Related Month and (ii) all Supplemental Rent due and payable on such Payment Date.

                  4.2.  [RESERVED].

                  4.3. Net Lease. THIS AGREEMENT SHALL BE A NET LEASE, AND THE LESSEE'S OBLIGATION TO PAY ALL MONTHLY BASE RENT, SUPPLEMENTAL RENT AND OTHER SUMS HEREUNDER SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, SETOFF, COUNTERCLAIM, DEDUCTION OR REDUCTION FOR ANY REASON WHATSOEVER. The obligations and liabilities of the Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein including, without limitation, the right of the Lessee to reject Vehicles pursuant to Section 2.2 hereof) for any reason, including without limitation: (i) any defect in the condition, merchantability, quality or fitness for use of the Vehicles or any part thereof; (ii) any damage to, removal, abandonment, salvage, loss, scrapping or destruction of or any requisition or taking of the Vehicles or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Vehicles or any part thereof; (iv) any defect in or any Lien on title to the Vehicles or any part thereof; (v) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of the Lessee or the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Lessee, the Lessor or any other Person, or any action taken with respect to this Agreement by any trustee or receiver of any Person mentioned above, or by any court; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor; (viii) any failure on the part of the Lessor to perform or comply with any of the terms hereof or of any other agreement; (ix) any invalidity or unenforceability or disaffirmance of this Agreement or any provision hereof or any of the other Related Documents or any provision of any thereof, in each case whether against or by the Lessee or otherwise; (x) any insurance premiums payable by the Lessee with respect to the Vehicles; or (xi) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing and whether or not foreseen or foreseeable. This Agreement shall be noncancelable by the Lessee and, except as expressly provided herein, the Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Agreement, or to any diminution or reduction of Monthly Base Rent, Supplemental Rent or other amounts payable by the Lessee hereunder. All payments by the Lessee made hereunder shall be final (except to the extent of adjustments provided for herein), absent manifest error and, except as otherwise provided herein, the Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Agreement shall be terminated in whole or in part by operation of law or otherwise except as expressly provided herein, the Lessee shall nonetheless pay an amount equal to each Monthly Base Rent payment, all Supplemental Rent and all other amounts due hereunder at the time and in the manner that such payments would have become due and payable under the terms of this Agreement as if it had not been terminated in whole or in part. All covenants and agreements of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated.

                  5. INSURANCE. The Lessee represents that it shall at all times maintain or cause to be maintained insurance coverage in force as follows:

                  5.1. Personal Injury and Damage. Insurance coverage as set forth in Section 31.3 hereof. In addition, the Lessee will maintain with respect to its properties and businesses insurance against loss or damage of the kind customarily insured against by corporations engaged in the same or similar businesses, of such types and in such amounts as are customarily carried by such similarly situated corporations.

                  5.2. Delivery of Certificate of Insurance. Within 10 days after the Initial Closing Date, the Lessee or the Guarantor shall deliver to the Lessor a certificate(s) of insurance naming the Lender, the Lessor, Original AESOP, PVHC, Quartx and the

Trustee as additional insureds as to the item required by Section 31.3. Such insurance shall not be changed or canceled except as provided below in Section 5.3.

                  5.3. Changes in Insurance Coverage. No changes shall be made in any of the foregoing insurance requirements unless the prior written consent of the Lessor, the Lender and the Trustee are first obtained. The Lessor may grant or withhold its consent to any proposed change in such insurance in its sole discretion. The Lender and the Trustee shall be required to grant their consent to any proposed change in such insurance upon compliance with the following conditions:

                           (i) The Lessee or the Guarantor shall deliver not less than 30 days' prior written notice of any proposed change in such insurance to the Lender and the Trustee;

                           (ii) The Lessee or the Guarantor shall furnish to the Lender and the Trustee a letter from each Rating Agency with respect to all Outstanding Commercial Paper Notes and Notes rated by such Rating Agency to the effect that such proposed change will not cause a reduction in or a withdrawal of the current rating of such Commercial Paper Notes or the Notes; and

                           (iii) the proposed change will satisfy the Rating Agency Confirmation Condition.

                  6. RISK OF LOSS; CASUALTY AND INELIGIBLE VEHICLE
OBLIGATIONS.

                  6.1. Risk of Loss Borne by Lessee. Upon delivery of each Vehicle to the Lessee, as between the Lessor and the Lessee, the Lessee assumes and bears the risk of loss, damage, theft, taking, destruction, attachment, seizure, confiscation or requisition with respect to such Vehicle, however caused or occasioned, and all other risks and liabilities, including personal injury or death and property damage, arising with respect to such Vehicle or the manufacture, purchase, acceptance, rejection, ownership, delivery, leasing, subleasing, possession, use, inspection, registration, operation, condition, maintenance, repair, storage, sale, return or other disposition of such Vehicle, howsoever arising.

                  6.2. Casualty; Ineligible Vehicles. If a Vehicle becomes a Standard Casualty or an Ineligible Vehicle, then the Lessee will (i) promptly notify the Lessor thereof and (ii) promptly, but in no event later than the Payment Date with respect to the Related Month during which such Vehicle became a Standard Casualty or an Ineligible Vehicle, pay to the Lessor the Termination Value of such Vehicle (as of the date such Vehicle became a Standard Casualty or an Ineligible Vehicle). Upon payment by the Lessee to the Lessor of the Termination Value of any Vehicle that has become a Standard Casualty or an Ineligible Vehicle (i) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle and (ii) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle.

                  7. VEHICLE USE. So long as no Finance Lease Event of Default, Liquidation Event of Default or Limited Liquidation Event of Default has occurred (subject, however, to Section 2.6 hereof), the Lessee may use Vehicles leased hereunder in its regular course of business. Such use shall be confined primarily to the United States; provided, however, that the principal place of business or rental office of the Lessee with respect to the Vehicles is located in the United States. The Administrator shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further actions as the Lessor, the Lender or the Trustee shall from time to time reasonably request in order to establish, perfect and maintain the Trustee's Lien on the Vehicles leased hereunder and the Certificates of Title (other than noting the Lien of the Trustee on the Certificates of Title with respect to the (i) Initial Financed Vehicles (which shall reflect the Lien of BONY) and (ii) Franchisee Vehicles (which shall reflect the Lien of the nominee lienholder under the applicable Franchisee Nominee Agreement)) with respect to such Vehicles as a perfected first lien in any applicable jurisdiction. The Lessee may, at its sole expense, change the place of principal location of any Vehicles leased hereunder. Notwithstanding the foregoing, no change of location shall be undertaken unless and until (x) all actions necessary to maintain the Lien of the Trustee on such Vehicles and the Certificates of Title (other than noting the Lien of the Trustee on the Certificates of Title with respect to the (i) Initial Financed Vehicles (which shall reflect the Lien of BONY) and (ii) Franchisee Vehicles (which shall reflect the Lien of the nominee lienholder under the applicable Franchisee Nominee Agreement)) with respect to such Vehicles shall have been taken and
(y) all legal requirements applicable to such Vehicles shall have been met or obtained. Following the occurrence of a Finance Lease Event of Default, a Limited Liquidation Event of Default, a Liquidation Event of Default or a Manufacturer Event of Default, and upon the Lender's request, the Lessee shall advise the Lender in writing where all Vehicles leased hereunder as of such date are principally located. The Lessee shall not knowingly use any Vehicles or knowingly permit the same to be used for any unlawful purpose. The Lessee shall use reasonable precautions to prevent loss or damage to Vehicles. The Lessee shall comply with all applicable statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring and disposing of Vehicles and shall take reasonable steps to ensure that operators are licensed. The Lessee and the Lessor agree that the Lessee shall perform, at the

Lessee's own expense, such Vehicle preparation and conditioning services with respect to Vehicles leased hereunder as are customary. The Lessor, the Lender or the Trustee or any authorized representative of the Lessor, the Lender or the Trustee may during reasonable business hours from time to time, without disruption of the Lessee's business, subject to applicable law, inspect Vehicles and registration certificates, Certificates of Title and related documents covering Vehicles wherever the same be located. The Lessee shall not sublease any Vehicles, nor shall the Lessee assign any right or interest herein or in any Vehicles; provided, however, the foregoing shall not be deemed to prohibit the Lessee from renting Vehicles to third party customers in the ordinary course of its car rental business; and provided further that the Lessee may sublease Vehicles to any Eligible Rental Car Company, which sublease shall only be effective upon written notice thereof (confirmed by the Guarantor) delivered to the Lessor (a "Sublease Notice"). Any such sublease shall not relieve the Lessee or the Guarantor of any of their respective duties and obligations under this Agreement or any other Related Document.

                  8. LIENS. Except for Permitted Liens, the Lessee shall keep all Vehicles leased by it hereunder free of all Liens arising during the Term. Upon the Vehicle Finance Lease Expiration Date for each Vehicle leased hereunder should any such Lien exist the Lessor may, in its discretion, remove such Lien and any sum of money that may be paid by the Lessor in release or discharge thereof, including attorneys' fees and costs, will be paid by the Lessee upon demand by the Lessor. The Lessor may grant security interests in the Vehicles leased hereunder without consent of the Lessee; provided, however, that if any such Liens would interfere with the rights of the Lessee under this Agreement, the Lessor must obtain the prior written consent of the Lessee. The Lessee agrees and acknowledges that the granting of Liens and the taking of other actions pursuant to the Loan Agreements, the Indenture and the other Related Documents does not interfere with the rights of the Lessee under this Agreement.

                  9. NON-DISTURBANCE. So long as the Lessee satisfies its obligations hereunder, its quiet enjoyment, possession and use of the Vehicles will not be disturbed during the Term subject, however, to Sections 2.6 and 18 hereof and except that the Lessor, the Lender and the Trustee each retains the right, but not the duty, to inspect the Vehicles without disturbing the ordinary conduct of the Lessee's business. Upon the request of the Lessor, the Lender or the Trustee from time to time, the Lessee will make reasonable efforts to confirm to the Lessor, the Lender and the Trustee the location, mileage and condition of each Vehicle and to make available for the Lessor's, the Lender's or the Trustee's inspection within a reasonable time period, not to exceed 45 days, the Vehicles at the location where the Vehicles are normally domiciled. Further, the Lessee will, during normal business hours and with a notice of 3 Business Days, make its records pertaining to the Vehicles available to the Lessor, the Lender or the Trustee for inspection at the location where the Lessee's records are normally domiciled.

                  10. REGISTRATION; LICENSE; TRAFFIC SUMMONSES; PENALTIES AND FINES. The Lessee, at its expense, shall be responsible for proper registration, licensing and titling of Vehicles (with the Lien of the Trustee noted thereon (except with respect to the (i) Initial Financed Vehicles for which BONY is noted as the first lienholder and (ii) Franchisee Vehicles for which the nominee lienholder under the applicable Franchisee Nominee Agreement is noted as the first lienholder)) and, where required, shall have Vehicles inspected by any appropriate governmental authority; provided, however, that notwithstanding the foregoing, possession of all Certificates of Title shall at all times remain with the Administrator, who will hold such Certificates of Title in its capacity as agent for the Lessor and on behalf of the Lender and the Trustee. The Lessee shall be responsible for the payment of all registration fees, title fees, license fees, traffic summonses, penalties, judgments and fines incurred with respect to any Vehicle during the Vehicle Term for such Vehicle or imposed during the Vehicle Term for such Vehicle by any governmental authority or any court of law or equity with respect to Vehicles in connection with the Lessee's operation of Vehicles. The Lessor agrees to execute a power of attorney in substantially the form of Attachment C hereto (each, a "Power of Attorney"), and such other documents as may be necessary in order to allow the Lessee to dispose of the Vehicles in accordance with the terms hereof; provided, however, that possession of all Certificates of Title shall at all times remain with the Administrator who will hold such Certificates of Title in its capacity as agent for the Lessor and on behalf of the Lender and the Trustee, and the Lessee acknowledges that its right, title and interest in or with respect to each Certificate of Title remains subject to the Lien of the Lessor granted hereunder, of the Lender under the AESOP I Finance Lease Loan Agreement and of the Trustee under the Indenture. Notwithstanding anything herein to the contrary, the Lessor may terminate such Power of Attorney as provided in Section 18.3(iii) hereof.

                  11. MAINTENANCE AND REPAIRS. The Lessee shall pay for all maintenance and repairs to keep Vehicles in good working order and condition, and the Lessee will maintain Vehicles as required in order to keep the Manufacturer's warranty in force. The Lessee will return Vehicles to an authorized Manufacturer facility or the Lessee's Manufacturer authorized warranty station for warranty work. The Lessee will comply with any Manufacturer's recall of any Vehicle. The Lessee will pay, or cause to be paid, all usual and routine expenses incurred in the use and operation of Vehicles including, but not limited to, fuel, lubricants, and coolants. The Lessee shall not make any material alterations to any Vehicles without the prior consent of the Lessor. The Lessor shall have a first priority security interest in all of the Lessee's right, title and interest, if any, in and to any improvements or additions to any Vehicles.

                  12. VEHICLE WARRANTIES.

                  12.1. No Lessor Warranties. THE LESSEE ACKNOWLEDGES THAT THE LESSOR IS NOT THE MANUFACTURER, THE AGENT OF THE MANUFACTURER, OR THE DISTRIBUTOR OF THE VEHICLES LEASED HEREUNDER. THE LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE FITNESS, SAFENESS, DESIGN, MERCHANTABILITY, CONDITION, QUALITY, CAPACITY OR WORKMANSHIP OF THE VEHICLES NOR ANY WARRANTY THAT THE VEHICLES WILL SATISFY THE REQUIREMENTS OF ANY LAW OR ANY CONTRACT SPECIFICATION, AND AS BETWEEN THE LESSOR AND THE LESSEE, THE LESSEE AGREES TO BEAR ALL SUCH RISKS AT ITS SOLE COST AND EXPENSE. THE LESSEE SPECIFICALLY WAIVES ALL RIGHTS TO MAKE CLAIMS AGAINST THE LESSOR AND ANY VEHICLE FOR BREACH OF ANY WARRANTY OF ANY KIND WHATSOEVER AND, AS TO THE LESSOR, THE LESSEE LEASES THE VEHICLES "AS IS." IN NO EVENT SHALL THE LESSOR BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHATSOEVER OR HOWSOEVER CAUSED.

                  12.2. Manufacturer's Warranties. If a Vehicle is covered by a Manufacturer's warranty, the Lessee, during the Vehicle Term for such Vehicle, shall have the right to make any claims under such warranty which the Lessor could make.

                  13. VEHICLE USAGE GUIDELINES AND RETURN; SPECIAL DEFAULT PAYMENTS; EARLY TERMINATION PAYMENTS.

                  13.1. Usage. As used herein "Vehicle Turn-In Condition" (a) with respect to each Program Vehicle leased hereunder will be determined in accordance with the related Manufacturer Program and (b) with respect to each Non-Program Vehicle leased hereunder shall mean (i) if such Non-Program Vehicle is manufactured by the same Manufacturer as any Program Vehicle leased hereunder, the same standard as required with respect to such Program Vehicle and (ii) if such Non-Program Vehicle does not satisfy clause (i) above, the standard specified in Section 13.2 (a)(y)(1) (other than clause (H) thereof), and the equivalent of any Excess Damage Charges and Excess Mileage Charges with respect to such Vehicle shall be determined by the Administrator and the Lessor in accordance with the foregoing standard.

                  13.2. Return. (a) On or prior to the date that is 90 days prior to the end of the Term of this Agreement, the Lessee shall notify the Lessor in writing if it elects to purchase all the Vehicles leased hereunder at the end of the Term of this Agreement pursuant to Section 2.5. If the Lessee does not elect to purchase such Vehicles pursuant to the terms of
Section 2.5, as long as no Finance Lease Event of Default shall have occurred and be continuing, the Lessee shall, on or prior to the Finance Lease Expiration Date (x) pay to the Lessor an amount equal to the Residual Value Payment for all such non-purchased Vehicles leased hereunder as of the Vehicle Finance Lease Expiration Date for each such Vehicle plus all accrued but unpaid Monthly Base Rent and all Supplemental Rent payable at such time and
(y) return each such Vehicle to the Lessor in accordance with the following, as applicable:

                           (1)  each such Vehicle shall:

                           (A) have an engine, transmission, differential, exhaust system (including the catalytic converter and any other Pollution control equipment), brakes, and any other operating part or system or accessory which is necessary or advisable to be in an operating condition which is generally considered as "good" for a vehicle of such Vehicle's age, and/or which is necessary to enable such Vehicle to meet any motor vehicle inspection standard or environmental standard applicable to such Vehicle on its Vehicle Finance Lease Expiration Date;

                           (B) be in a condition which would meet its next inspection as required by such applicable federal, state or local law;

                           (C) other than any condition that would reasonably be considered to be normal wear and tear or otherwise de minimis by a Manufacturer (or its authorized agent) accepting possession of a Vehicle subject to its Manufacturer Program: have no body dents, rust, corrosion, paint mismatches or special colors, or paint which is less than factory grade, dented, rusted, broken, missing chrome or trim, ripped or stained, upholstery, seats, dash, headliner, carpeting, trunk, or convertible vinyl top, missing interior trim, sprung or misaligned doors or their openings, or worn, cracked, split, broken or leaking weather-stripping, faulty window mechanisms, or broken, cracked, missing glass, mirrors or lights, faulty electronic systems, including on-board computers, processors, sensors, controls, radios, stereos, and the like, faulty heating, air conditioning or climate control systems, worn or faulty shock absorbers or other suspension or steering parts, systems or mechanisms;

                           (D) have an engine that does not burn an abnormal amount of oil for a vehicle of comparable age or mileage, and there shall be no uneven compression ratios across cylinders; no fluid leaks in the engine, transmission(s), differential(s), steering mechanism, brake system, or cooling system, faulty hoses, or faulty exhaust systems;

                           (E) have all accessories, insignia, decals, lettering or special identification, or other auxiliary equipment or markings on the body, fenders, bumpers, dash or elsewhere removed and there must be no holes left by the removal thereof;

                  (F) have tires:

                      I. comparable to those initially delivered with such
                  Vehicle in design and quality;

                      II. in accordance with the specifications of the
                  Manufacturer of the Vehicle;

                      III. part of a matching set of four, plus spare (which
                  may be a "donut" if a "donut" spare is initially delivered with such Vehicle);

                      IV. no less than 1/8 inch in tread remaining at its
                  shallowest point, show an excess wear mark- er built in by its manufacturer; and

                      V. no obvious defect;

                  (G) have wheels:

                      I. comparable to those initially delivered with such
                  Vehicle in design and quality;

                      II. in accordance with the specifications of the
                  manufacturer of the Vehicle;

                      III. part of a matching set of four, plus spare (which
                  may be a "donut" if a "donut" spare is initially delivered with such Vehicle); and

                      IV. no obvious defect; and

                  (H) be in Vehicle Turn-In Condition.

                  (b) The Lessee will return each Program Vehicle leased hereunder (other than a Standard Casualty or a Program Vehicle which has become an Ineligible Vehicle) to the nearest related Manufacturer official auction or other facility designated by such Manufacturer at the Lessee's sole expense or to such other location designated by the Lessor (with any additional cost of delivery in excess of what would have been incurred upon delivery to the related Manufacturer at the expense of the Lessor), in each case in accordance with the requirements of Section 3.1(b) hereof.

                           (c)  Any rebate or credits applicable to the
unexpired term of any license plates for a Vehicle shall inure to the benefit of the Lessee.

                           (d)  If the Lessee shall fail to satisfy any
provision of Section 13.2(a), then the Lessee shall pay to the Lessor within 5 days after the end of the Term of this Agreement the aggregate amount of the Termination Value of all the Vehicles subject to this Agreement immediately prior to such end of Term (rather than the Residual Value Payment required by subclause (x) of Section 13.2(a)).

                  13.3. Special Default Payments. (a) The Lessee will use its best efforts to maintain the Program Vehicles leased hereunder such that no Excess Damage Charges or Excess Mileage Charges will be deductible from the Repurchase Price due from a Manufacturer or payable by Lessor upon the turn back of such Program Vehicles under the applicable Manufacturer Program. Upon receipt of payment of the Repurchase Price of each such Program Vehicle leased hereunder from the Manufacturer (or the receipt of payment of the Repurchase Price of each such Program Vehicle sold through an auction conducted by or through a Manufacturer) or upon the date by which the Repurchase Price of each such Program Vehicle turned back to a Manufacturer would have been paid if not for a Manufacturer Event of Default, the Lessor will charge the Lessee for any Excess Damage Charges and/or Excess Mileage Charges applicable to such Program Vehicle pursuant to the applicable Manufacturer Program (any such charges are referred to as "Program Vehicle Special Default Payments").

                           (b)  The Lessee will use its best efforts to
maintain the Non-Program Vehicles leased hereunder in a manner such that no Non-Program Vehicle Special Default Payments (as defined below) shall be due upon disposition of such Non-Program Vehicles by or for the benefit of the Lessor. Upon disposition of each Non-Program Vehicle leased hereunder by or for the benefit of the Lessor, other than the sale of any such NonProgram Vehicle to the Lessee in accordance with the terms hereof, the Lessor will charge the Lessee (i) if such Non-Program Vehicle is manufactured by the same Manufacturer as any Program Vehicle or is subject to a Manufacturer Program, an amount equal to any Excess Damage Charges and/or Excess Mileage Charges that would be applicable to the comparable Program Vehicle pursuant to the applicable Manufacturer Program or an amount equal to any Excess Damage Charges and/or Excess Mileage Charges that are applicable to such Vehicle pursuant to the applicable Manufacturer Program, as the case may be, and (ii) if such Non-Program Vehicle is subject to a Vehicle Turn-In Condition standard established pursuant to Section 13.1(b)(ii), an amount equal to any charges applicable to such Non-Program Vehicle pursuant to such Vehicle Turn-In Condition standard (any such charges are referred to as "Non-Program Vehicle Special Default Payments" and, together with the Program Vehicle Special Default Payments, the "Special Default Payments").

                           (c)  On each Payment Date, the Lessee shall pay to
the Lessor all Special Default Payments that have accrued during the Related Month. The obligation of the Lessee to pay Special Default Payments shall constitute the sole remedy respecting the breach of its covenant contained in the first sentence of Section 13.3(a) and Section 13.3(b). The provisions of this Section 13.3 will survive the expiration or earlier termination of the Term.

                  13.4. Early Termination Payments. If the Lessee turns back any Program Vehicle leased hereunder to a Manufacturer under its Manufacturer Program, upon the receipt of the Repurchase Price of such Vehicle from such Manufacturer or upon the date by which the Repurchase Price would have been paid if not for a Manufacturer Event of Default, the Lessor will charge the Lessee an amount equal to (i) the excess, if any, of (x) the Termination Value of such Vehicle (as of the Turnback Date) over (y) the sum of the Repurchase Price received with respect to such Vehicle or that would have been received but for a Manufacturer Event of Default, as applicable, and any Special Default Payments made by Lessee in respect of such Vehicle pursuant to Section 13.3, plus (ii) any unpaid Monthly Base Rent for the Minimum Term plus any early turn back charges payable or deductible from the Repurchase Price for Program Vehicles returned before the Minimum Term in accordance with Section 3.1(b) hereof (any such amount is referred to as an "Early Termination Payment"). On each Payment Date, the Lessee shall pay to the Lessor all Early Termination Payments that have accrued during the Related Month. The provisions of this Section 13.4 will survive the expiration or earlier termination of the Term.

                  14. DISPOSITION PROCEDURE. The Lessee will comply with the requirements of law and the requirements of the Manufacturer Programs in connection with, among other things, the delivery of Certificates of Title and documents of transfer signed as necessary, signed Condition Reports, and signed odometer statements to be submitted with the Program Vehicles or NonProgram Vehicles returned to a Manufacturer pursuant to Section 2.6(b) and accepted by the Manufacturer or its agent at the time of Program Vehicle or Non-Program Vehicle return.

                  15. ODOMETER DISCLOSURE REQUIREMENT. The Lessee agrees to comply with all requirements of law and all Manufacturer Program requirements with respect to Program Vehicles leased hereunder in connection with the transfer of ownership of any such Vehicle by the Lessor, including, without limitation, the submission of any required odometer disclosure statement at the time of any such transfer of ownership.

                  16. GENERAL INDEMNITY.

                  16.1. Indemnity by the Lessee and the Guarantor. Each of the Lessee and the Guarantor agrees jointly and severally to indemnify and hold harmless the Lessor, the Lender and the Trustee and the Lessor's, the Lender's and the Trustee's direc- tors, officers, stockholders, agents and employees (collectively, the "Indemnified Persons"), on a net after-tax basis against any and all claims, demands and liabilities of whatsoever nature and all costs and expenses relating to or in any way arising out of:

                           16.1.1. the ordering, delivery, acquisition, title on acquisition, rejection, installation, possession, titling, retitling, registration, re-registration, custody by the Lessee or the Guarantor of title and registration documents, use, non-use, misuse, operation, deficiency, defect, transportation, repair, control or disposition of any Vehicle leased hereunder or to be leased hereunder pursuant to a request by the Lessee. The foregoing shall include, without limitation, any liability (or any alleged liability) of the Lessor to any third party arising out of any of the foregoing, including, without limitation, all legal fees, costs and disbursements arising out of such liability (or alleged liability);

                           16.1.2. any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of the Lessor) which may be payable in connection with the lease of any Vehicles hereunder or the execution, delivery, recording or filing of this Agreement or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

                           16.1.3. any violation by the Lessee or the Guarantor of this Agreement or of any Related Documents to which the Lessee or the Guarantor is a party or by which it is bound or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objecting of any governmental or public body or authority and all other requirements having the force of law applicable at any time to any Vehicle or any action or transaction by the Lessee or the Guarantor with respect thereto or pursuant to this Agreement;

                           16.1.4. all out of pocket costs of the Lessor (including the fees and out of pocket expenses of counsel for the Lessor) in connection with the execution, delivery and performance of this Agreement and the other Related
         Documents;

                           16.1.5. all out of pocket costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lessor, the Lender or the Trustee in connec-tion with the administration, enforcement, waiver or amendment of this Agreement and any other Related Documents and all indemnification obligations of the Lender or the Lessor under the Related Documents (including all obligations of Lessor under Section
         13.4 and Section 13.5 of the AESOP I Finance Lease Loan Agreement);
         and

                           16.1.6. all costs, fees, expenses, damages and liabilities (including, without limitation, the fees and out of pocket expenses of counsel) in connection with, or arising out of, any claim made by any third party against the Lessor for any reason (including, without limitation in connection with any audit or investigation conducted by a Manufacturer under its Manufacturer Program).

         If the Lessor shall actually receive any tax benefit (whether by way of offset, credit, deduction, refund or otherwise) not already taken into account in calculating the net after-tax basis for such payment as a result of the payment of any tax indemnified pursuant to this
         Section 16 or in connection with the circumstances giving rise to the imposition of such tax, such tax benefit shall be used to offset any indemnity payment owed pursuant to this Section 16 or shall be paid to the Lessee (but only to the extent of any prior indemnity payments actually made pursuant to this Section 16 and only after the Lessor shall actually receive such tax benefits), provided, however, that no such payment to the Lessee shall be made while a Finance Lease Event of Default shall have occurred and be continuing.

                  16.2. Reimbursement Obligation by the Lessee and the Guarantor. Each of the Lessee and the Guarantor shall forthwith upon demand reimburse the Lessor or the relevant Indemnified Person for any sum or sums expended with respect to any of the foregoing; provided, however, that to the extent such amounts constitute Excluded Payments, such amounts shall be paid only to the AESOP I Segregated Account; and provided further that, if so requested by the Lessee or the Guarantor, the Lessor shall submit to the Lessee or the Guarantor, as applicable, a statement documenting any such demand for reimbursement or prepayment. To the extent that the Lessee or the Guarantor in fact indemnifies the Lessor under the indemnity provisions of this Agreement, the Lessee or the Guarantor, as applicable, shall be subrogated to the Lessor's rights in the affected transaction and shall have a right to determine the settlement of claims therein. The foregoing indemnity as contained in this Section 16 shall survive the expiration or earlier termination of this Agreement or any lease of any Vehicle hereunder.

                  16.3. Defense of Claims. The Lessor agrees to notify the Lessee of any claim made against it for which the Lessee may be liable pursuant to this Section 16 and, if the Lessee re-quests, to contest or allow the Lessee to contest such claim. If any Finance Lease Event of Default shall have occurred and be continuing, no contest shall be required, and any contest which has begun shall not be required to be continued to be pursued, unless arrangements to secure the payment of the Lessee's obligations pursuant to this Section 16 hereunder have been made and such arrangements are reasonably satisfactory to the Lessor. The Lessor shall not settle any such claim without the Lessee's consent, which consent shall not be unreasonably withheld. Defense of any claim referred to in this Section 16 for which indemnity may be required shall, at the option and request of the Indemnified Person, be conducted by the Lessee or the Guarantor, as applicable. The Lessee or the Guarantor, as the case may be, will inform the Indemnified Person of any such claim and of the defense thereof and will provide copies of material documents relating to any such claim or defense to such Indemnified Person upon request. Such Indemnified Person may participate in any such defense at its own expense provided such participation does not interfere with the Lessee's or the Guarantor's assertion of such claim or defense. The Lessee and the Guarantor agree that no Indemnified Person will be liable to the Lessee or the Guarantor, as applicable, for any claim caused directly or indirectly by the inadequacy of any Vehicle for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide such repairs, servicing or adjustments or any interruption or loss of service or use thereof or any loss of business, all of which shall be the risk and responsibility of the Lessee or the Guarantor. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and will be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to (or entitled to receive the benefits of) this Agreement, or was not a party to (or entitled to receive the benefits of) this Agreement at its outset. Except as otherwise set forth herein, nothing herein shall be deemed to require the Lessee or the Guarantor to indemnify the Lessor for any of the Lessor's acts or omissions which constitute gross negligence or willful misconduct. This general indemnity shall not affect any claims of the type discussed above which the Lessee or the Guarantor may have against the Manufacturer.

                  17. ASSIGNMENT.

                  17.1. Right of the Lessor to Assign this Agreement. The Lessor shall have the right to finance the acquisition and ownership of Vehicles by selling or assigning its right, title and interest in this Agreement, including, without limitation, in moneys due from the Lessee and any third party under this Agreement; provided, however, that any such sale or assignment shall be subject to the rights and interest of the Lessee in such Vehicles, including but not limited to the Lessee's right of quiet and peaceful possession of the Vehicles as set forth in Section 9 hereof, and under this Agreement.

                  17.2. Limitations on the Right of the Lessee to Assign this Agreement. The Lessee shall not, without prior written consent of the Lessor, AFC II and the Trustee and without having satisfied the Rating Agency Consent Condition and the CP Rating Agency Condition, assign this Agreement or any of its rights hereunder to any other party; provided, however, the Lessee may rent the Vehicles under the terms of its normal daily rental programs. Any purported assignment in violation of this Section 17.2 shall be void and of no force or effect. Nothing contained herein shall be deemed to restrict the right of the Lessee to acquire or dispose of, by purchase, lease, financing, or otherwise, motor vehicles that are not subject to the provisions of this Agreement.

                  18. DEFAULT AND REMEDIES THEREFOR.

                  18.1. Events of Default. Any one or more of the following will constitute an event of default (a "Finance Lease Event of Default") as that term is used herein:

                           18.1.1. there occurs (i) a default in the payment of the portion of Monthly Base Rent that relates to the Loan Principal Amount, the Special Default Payments, the Early Termination Payments, Vehicle Purchase Price or Termination Value upon a Standard Casualty or when a Vehicle becomes an Ineligible Vehicle or upon a Vehicle Return Default or any Supplemental Rent (to the extent not included in any of the foregoing) and the continuance thereof for a period of five Business Days or (ii) a default and continuance thereof for five Business Days after notice thereof by the Lessor or the Trustee to the Lessee or the Guarantor in the payment of any amount payable under this Agreement (other than amounts described in clause (i) above);

                           18.1.2. any unauthorized assignment or transfer of this Agreement by the Lessee or the Guarantor occurs;

                           18.1.3. the failure, in any material respect, of the Lessee and the Guarantor to maintain, or cause to be maintained, insurance as required in Section 5 or Section
         31.3;

                           18.1.4. the failure of the Lessee and the Guarantor to observe or perform any other covenant, condition, agreement or provision hereof, including, but not limited to, usage, and maintenance, and such default continues for more than thirty (30) days after the date written notice thereof is delivered by the Lessor or the Trustee to the Lessee;

                           18.1.5. if any representation or warranty made by the Lessee or the Guarantor herein is inaccurate or incorrect or is breached or is false or misleading in any material respect as of the date of the making thereof or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of the Lessee or the Guarantor to the Lessor or the Trustee is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified, and the circumstance or condition in respect of which such representation, warranty or writing was inaccurate, incorrect, breached, false or misleading in any material respect, as the case may be, shall not have been eliminated or otherwise cured for thirty (30) days after the earlier of (x) the date of the receipt of written notice thereof from the Lessor, the Lender or the Trustee to the Guarantor or the Lessee and
         (y) the date the Guarantor or the Lessee learns of such circumstance or condition;

                           18.1.6. an Event of Bankruptcy occurs with re-spect to the Lessee or the Guarantor;

                           18.1.7.  a Loan Event of Default occurs;

                           18.1.8.  an AESOP I Operating Lease Event of
         Default or an AESOP II Operating Lease Event of Default occurs; or

                           18.1.9. the Pension Benefit Guaranty Corporation or the Internal Revenue Service shall have filed notice of one or more liens against the Lessee (unless such lien does not purport to cover the Collateral or any amount payable under the Leases), and, in the case of notice filed by the Internal Revenue Service, such notice shall have remained in effect for more than thirty (30) days unless, prior to the expiration of such period, the Lessee shall have provided the Lessor with a bond in an amount at least equal to the amount of such lien or, in the case of any such lien in an amount less than $1,000,000, the Lessee shall have established to the reasonable satisfaction of the Lessor that such lien is being contested in good faith and that adequate reserves have been established in respect of the claim giving rise to such lien.

                  18.2. Effect of Finance Lease Event of Default or Liquidation Event of Default. If any Finance Lease Event of Default described in Section 18 or any Liquidation Event of Default shall occur, (i) the rights of the Lessee to place Vehicle Orders pursuant to Section 2.1 and to lease additional Vehicles from the Lessor shall immediately terminate, (ii) if AFC II has declared the Loan Note under any Loan Agreement to be due and payable pursuant to Section 12.2 of such Loan Agreement, any accrued and unpaid Monthly Base Rent, Supplemental Rent and all other payments accrued but unpaid under this Agreement (calculated as if all Vehicles had become a Standard Casualty for the Related Month and the full amount of interest on such Loan Note was then due and payable in full) shall, automatically, without further action by the Lessor or the Trustee, become immediately due and payable and (iii) the Lessee shall, at the request of the Lessor, return or cause to be returned all Vehicles subject to this Agreement (and the Servicer shall deliver to the Trustee the Certificates of Title relating thereto) to the Lessor in accordance with the provisions of Section
13.2 hereof.

                  18.3. Rights of Lessor Upon Finance Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default. If a Finance Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default shall occur, then the Lessor at its option may:

                           (i) Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Lessee or the Guarantor of the applicable covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with Section 18.5; or

                           (ii) By notice in writing to the Lessee terminate this Agreement in its entirety and/or the right of possession hereunder of the Lessee of the Vehicles, and the Lessor may direct delivery by the Lessee or the Guarantor of documents of title to the Vehicles, whereupon all rights and interests of the Lessee and the Guarantor to the Vehicles will cease and terminate (but the Lessee and the Guarantor will remain liable hereunder as herein provided; provided, however, their liability will be calculated in accordance with Section 18.5); and thereupon, the Lessor or its agents may peaceably enter upon the premises of the Lessee or other premises where the Vehicles may be located and take possession of them and thenceforth hold, possess and enjoy the same free from any right of the Lessee or the Guarantor, or their successors or assigns, to use the Vehicles for any purpose whatsoever, and the Lessor will, nevertheless, have a right to recover from the Lessee or the Guarantor any and all amounts which under the terms of this Section
         18.3 (as limited by Section 18.5 of this Agreement) as may be then due. The Lessor will provide the Lessee with written notice of the place and time of the sale at least five days prior to the proposed sale, which shall be deemed commercially reasonable, and the Lessee may purchase the Vehicle(s) at the sale. Each and every power and remedy hereby specifically given to the Lessor will be in addition to every other power and remedy hereby specifically given or now or hereafter existing at law, in equity or in bankruptcy and each and every power and remedy may be exercised from time to time and simultaneously and as often and in such order as may be deemed expedient by the Lessor; provided, however, that the measure of damages recoverable against the Lessee will in any case be calculated in accordance with Section 18.5. All such powers and remedies will be cumulative, and the exercise of one will not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lessor in the exercise of any such power or remedy and no renewal or extension of any payments due hereunder will impair any such power or remedy or will be construed to be a waiver of any default or any acquiescence therein. Any extension of time for payment hereunder or other indulgence duly granted to the Lessee or the Guarantor will not otherwise alter or affect the Lessor's rights or the obligations hereunder of the Lessee and the Guarantor. The Lessor's acceptance of any payment after it will have become due hereunder will not be deemed to alter or affect the Lessor's rights hereunder with respect to any subsequent payments or defaults therein; or

                           (iii) By notice in writing to the Lessee, termi-nate the Power of Attorney.

                  18.4. Rights of Lender and Trustee Upon Liquidation Event of Default, Limited Liquidation Event of Default and Non- Performance of Certain Covenants.

                           (i) If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing, the Lender and the Trustee, to the extent provided in the Indenture, shall have the rights against the Guarantor, the Lessee, and the AESOP I Finance Lease Loan Collateral provided in the Indenture upon a Liquidation Event of Default or a Limited Liquidation Event of Default, as the case may be, including the right to take possession of all or a portion of the Vehicles immediately from the Lessee.

                           (ii) If the Guarantor or the Lessee shall default in the due performance and observance of any of its obligations under
         Section 31.3, 31.4, 31.5(iv), 31.10, 32.3 or 32.4 hereof, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Lessee by the Lessor, the Lender or the Trustee, as assignee of the Lessor's rights hereunder, shall have the ability to exercise all rights, remedies, powers, privileges and claims of the Guarantor or the Lessee against the Manufacturers under or in connection with the Manufacturer Programs with respect to (i) Program Vehicles leased hereunder that the Lessee has determined to turn back to the Manufacturers under such Manufacturer Programs and (ii) whether or not the Lessee shall then have determined to turn back such Program Vehicles, any Program Vehicles leased hereunder for which the applicable Repurchase Period will end within one week or less.

                           (iii) Upon a default in the performance (after giving effect to any grace periods provided herein) by the Guarantor or the Lessee of its obligations hereunder to keep the Vehicles free of Liens (other than Permitted Liens) and to maintain the Trustee's first priority perfected security interest in the AESOP I Finance Lease Loan Collateral, the Lessor or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of the Guarantor or the Lessee as applicable.

                           (iv) Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Lessee shall return any Program Vehicles leased hereunder to the related Manufacturer in accordance with the instructions of the Lessor. To the extent any Manufacturer fails to accept any such Program Vehicles under the terms of the applicable Manufacturer Program, the Lessor shall have the right to otherwise dispose of such Program Vehicles and to direct the Lessee to dispose of such Program Vehicles in accordance with its instructions. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Lessee shall dispose of any such Non-Program Vehicles leased hereunder in accordance with the instructions of the Lessor. To the extent the Lessee fails to so dispose of any such Non-Program Vehicles, the Lessor shall have the right to otherwise dispose of such Non-Program Vehicles. In addition, following the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default, the Lessor shall have all of the rights, remedies, powers, privileges and claims vis-a-vis the Guarantor or the Lessee, necessary or desirable to allow (a) the Lender to exercise the rights, remedies, powers, privileges and claims given to the Lender pursuant to Section 12.3 of the AESOP I Finance Lease Loan Agreement, and each of the Guarantor and the Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted by the Lessor to the Lender pursuant to
         Article 7 of the AESOP I Finance Lease Loan Agreement and that, under certain circumstances set forth in the AESOP I Finance Lease Loan Agreement, the Lender may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims and (b) the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 3.3 and 9.2 of the Indenture, and each of the Guarantor and the Lessee acknowledges that it has hereby granted to the Lessor all of the rights, remedies, powers, privileges and claims granted by the Lender to the Trustee pursuant to Article 3 of the Indenture and that, under certain circumstances set forth in the Indenture, the Trustee may act in lieu of the Lessor in the exercise of such rights, remedies, powers, privileges and claims.

                  18.5. Measure of Damages. If a Finance Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default occurs and the Lessor, the Lender or the Trustee exercises the remedies granted to the Lessor, the Lender or the Trustee under this Article 18, the amount that the Lessor shall be permitted to recover shall be equal to:

                           (i) all Monthly Base Rent, all Supplemental Rent and all other payments payable under this Agreement (calculated as provided in Section 18.2); plus

                           (ii) any damages and expenses, including reasonable attorneys' fees and expenses (but excluding net after-tax losses of federal and state income tax benefits to which the Lessor would otherwise be entitled as a result of this Agreement), which the Lessor, the Lender or the Trustee will have sustained by reason of the Finance Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default, together with reasonable sums for such attorneys' fees and such expenses as will be expended or incurred in the seizure, storage, rental or sale of the Vehicles or in the enforcement of any right or privilege hereunder or in any consultation or action in such connection; plus

                           (iii) interest on amounts due and unpaid under this Agreement at the applicable Lender's Carrying Cost Interest Rate plus 1.0% from time to time computed from the date of the Finance Lease Event of Default, Limited Liquidation Event of Default or Liquidation Event of Default or the date payments were originally due or from the date of each expenditure by the Lessor which is recoverable from the Lessee pursuant to this Section 18, as applicable, to and including the date payments are made by the Lessee.

                  18.6. Vehicle Return Default. If the Lessee fails to comply with the provisions of (a) Section 13.2 or (b) Section 3.1(b) or (c) hereof (each, a "Vehicle Return Default"), and the Vehicle is not redesignated as a Non-Program Vehicle in accordance with Section 2.7, then the Lessor at its option may:

                           (i) proceed by appropriate court action or actions, either at law or equity, to enforce performance by the Lessee of such covenants and terms of this Agreement or to recover damages for the breach hereof calculated in accordance with
         Section 18.5 as it relates to such Vehicles; or

                           (ii) by notice in writing to the Lessee following the occurrence of such Vehicle Return Default, terminate the Agreement with respect to such Vehicle and/or the right of possession hereunder of the Lessee with respect to such Vehicle and the Lessor may direct delivery by the Lessee or the Guarantor of documents of title to such Vehicle, whereupon all rights and interests of the Lessee and the Guarantor to such Vehicle will cease and terminate (but the Lessee and the Guarantor will remain liable hereunder as herein provided, provided, however, that their liability will be calculated in accordance with Section 18.5 as it relates to such Vehicle); and thereupon the Lessor or its agents may peaceably enter upon the premises of the Lessee or other premises where such Vehicle may be located and take possession of it and thenceforth hold, possess and enjoy the same free from any right of the Lessee or the Guarantor or their successors or assigns to use such Vehicle for any purpose whatsoever and the Lessor will nevertheless have a right to recover from the Lessee or the Guarantor any and all amounts which, under the terms of this Agreement may then be due. The Lessor will provide the Lessee with written notice of the place and time of the sale of such Vehicle at least five days prior to the proposed sale, which sale shall be deemed commercially reasonable and the Lessee may purchase the Vehicle at such sale; or

                           (iii) hold, keep idle or lease to others such Vehicle, as the Lessor in its sole discretion may determine, free and clear of any rights of the Lessee without any duty to account to the Lessee with respect to such action or inaction or for any proceeds with respect to such action or inaction except that the Lessee's obligation to pay Monthly Base Rent for periods commencing after the Lessee shall have been deprived of the use of such Vehicle pursuant to this clause (iii) shall be reduced by the net proceeds, if any, received by the Lessor from leasing such Vehicle to any person other than the Lessee for the same period or any portion thereof; or

                           (iv) whether or not the Lessor shall have exercised or shall thereafter exercise any of the rights under the foregoing clauses (i), (ii) or (iii), demand by written notice to the Lessee that the Lessee pay to the Lessor immediately, and the Lessee shall so pay to the Lessor as liquidated damages for loss of a bargain and not as a penalty, any unpaid Monthly Base Rent due through the Payment Date with respect to the Related Month during which such

         Vehicle is rejected by the Manufacturer or otherwise is not returned to the Manufacturer or on the date the Lessee is required to, but does not, sell, return or otherwise dispose of such Vehicle pursuant to Section 3.1 or 2.6(b) hereof, any Supplemental Rent then accrued and unpaid, plus whichever of the following amounts the Lessor, in its sole discretion, shall specify in such notice:

                                    (1) an amount equal to the excess, if any,
                  of the Termination Value for such Vehicle over the Market Value of such Vehicle as of (a) the date such Vehicle (if such Vehicle is a Program Vehicle) is rejected by a Manufacturer for not meeting its Manufacturer Program's Vehicle Turn-In Condition guidelines, or (b) the date the Lessee is required to, but does not sell, return or otherwise dispose of such Vehicle (if such Vehicle is a Non-Program Vehicle) pursuant to Section 3.1 or 2.6(b) hereof; or

                                    (2) an amount equal to the Termination
                  Value for such Vehicle as of (a) the date such Vehicle is rejected by a Manufacturer for not meeting its Manufacturer Program's Vehicle Turn-In Condition guidelines (if such Vehicle is a Program Vehicle), or (b) the date the Lessee is required to, but does not sell, return or otherwise dispose of such Vehicle (if such Vehicle is a Non-Program Vehicle) pursuant to Section 3.1 or 2.6(b) hereof, in which event (x) the Lessee shall be entitled to any physical damage insurance proceeds applicable to such Vehicle, and (y) the Administrator shall request the Trustee to cause its Lien to be removed from the Certificate of Title for such Vehicle.

                           (v) If the Lessor shall have sold any Vehicle pursuant to clause (ii) above, the Lessor in lieu of exercising its rights under clause (iv) above with respect to such Vehicle may, if it shall so elect, demand that the Lessee pay to the Lessor and the Lessee shall pay to the Lessor on the date of such sale as liquidated damages for loss of a bargain and not as a penalty, any unpaid Monthly Base Rent and Supplemental Rent due through such date of sale plus the amount of any deficiency between the net proceeds of such sale and the Termination Value of such Vehicle computed as of the date of the sale.

                  18.7. Application of Proceeds. The proceeds of any sale or other disposition pursuant to Section 18.2, 18.3 or 18.6 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lessor, the Lender or the Trustee in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles, and reasonable attorneys' fees in connection with the enforcement of this Agreement, (ii) to the payment of outstanding Monthly Base Rent, (iii) to the payment of any Supplemental Rent, (iv) to the payment of all other amounts due hereunder, and (v) any remaining amounts to the Lessor, or such Person(s) as may be lawfully entitled thereto.

                  19. MANUFACTURER EVENTS OF DEFAULT. (a) Upon the occurrence of a Manufacturer Event of Default with respect to any Manufacturer (a "Defaulting Manufacturer"), the Lessee, on behalf of the Lessor (i) shall no longer place Vehicle Orders for additional Program Vehicles from such Manufacturer and (ii) shall cancel any Vehicle Order with such Defaulting Manufacturer for any Program Vehicle with respect to which a VIN has not been assigned as of the date such Manufacturer Event of Default occurs.

                           (b)  Upon the occurrence of a Manufacturer Event
of Default, the Lessee agrees to (i) act at the direction of the Lessor, the Lender or the Trustee to take commercially reasonable action to liquidate the Program Vehicles subject to a Manufacturer Program with respect to which such Manufacturer Event of Default has occurred or (ii) convert such Program Vehicles to Non-Program Vehicles in accordance with Section 2.7 hereof and subject to the limitations set forth therein.

                           (c)  Upon the occurrence of a Manufacturer Event
of Default, the Lessee shall be liable for any failure by the Lessor to recover all or any portion of the Repurchase Price with respect to any Program Vehicles subject to the Manufacturer Program of the Defaulting Manufacturer or any Non-Program Vehicle returned to a Defaulting Manufacturer under a Manufacturer Program pursuant to Section 2.6(b). The Lessee may satisfy its obligation hereunder by purchasing the Program Vehicles of the Defaulting Manufacturer pursuant to Section 2.5 or by selling such Program Vehicles to a third party; provided, however, that the funds received by the Lessor with respect to such Vehicle shall equal the Termination Value for such Vehicle, together with all Monthly Base Rent and Supplemental Rent with respect to such Vehicle.

                  20. [RESERVED].

                  21. [RESERVED].

                  22. CERTIFICATION OF TRADE OR BUSINESS USE. The Lessee hereby warrants and certifies, under penalties of perjury, that it intends to use the Vehicles which are subject to this Agreement, in its trade or business.

                  23. SURVIVAL. In the event that, during the term of this Agreement, the Lessee or the Guarantor becomes liable for the payment or reimbursement of any obligations, claims or taxes pursuant to any provision hereof, such liability will continue, notwithstanding the expiration or termination of this Agreement, until all such amounts are paid or reimbursed by the Lessee.

                  24. [RESERVED].

                  25. [RESERVED].

                  26. GUARANTY.

                  26.1. Guaranty. In order to induce the Lessor to execute and deliver this Agreement and to lease Vehicles to the Lessee, and in consideration thereof, the Guarantor hereby (i) unconditionally and irrevocably guarantees to the Lessor the obligations of the Lessee to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessee to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessee under this Agreement, and (iii) agrees that, if for any reason whatsoever, the Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 26 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and performance and not merely of collection, and the Guarantor hereby agrees that it shall not be required that the Lessor, the Lender or the Trustee assert or enforce any rights against the Lessee or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

                  26.2. Scope of Guarantor's Liability. The Guarantor's obligations hereunder are independent of the obligations of the Lessee, any other guarantor or any other Person, and the Lessor may enforce any of its rights hereunder independently of any other right or remedy that the Lessor may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, the Lessor may bring a separate action against the Guarantor without first proceeding against the Lessee, any other guarantor or any other Person, or any security held by the Lessor, and regardless of whether the Lessee or any other guarantor or any other Person is joined in any such action. The Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessee hereunder, notwithstanding any limitations on the liability of the Lessee to the Lessor contained in any of the Related Documents or elsewhere. The Lessor's rights hereunder shall not be exhausted by any action taken by the Lessor until all Guaranteed Obligations have been fully paid and performed. The liability of the Guarantor hereunder shall be reinstated and revived, and the rights of the Lessor shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Lessor upon the bankruptcy, insolvency or reorganization of the Lessee, any other guarantor or any other Person, or otherwise, all as though such amount had not been paid.

                  26.3. Lessor's Right to Amend this Agreement, Etc. The Guarantor authorizes the Lessor, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lessor in its discretion may determine; (e) release the Lessee, any other guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

                  26.4. Waiver of Certain Rights by Guarantor. The Guarantor hereby waives each of the following to the fullest extent allowed by law:

                  (a) all statutes of limitation as a defense to any action brought by the Lessor against the Guarantor;

                  (b)  any defense based upon:

                           (i) the unenforceability or invalidity of all or
                  any part of the Guaranteed Obligations or any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                           (ii) any act or omission of the Lessor or any other
                  Person that directly or indirectly results in the discharge or release of the Lessee or any other Person or any of the Guaranteed Obligations or any security therefor; or

                           (iii) any disability or any other defense of the Lessee or any other Person with respect to the Guar-anteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                  (c) any right (whether now or hereafter existing) to require the Lessor, as a condition to the enforcement of this Guaranty, to:

                           (i)  accelerate the Guaranteed Obligations;

                           (ii) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                           (iii) proceed against the Lessee, any other
                  guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                  (d) all rights of subrogation, all rights to enforce any remedy that the Lessor now or hereafter has against the Lessee or any other Person, and any benefit of, and right to participate in, any security now or hereafter held by the Lessor with respect to the Guaranteed Obligations;

                  (e) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                  (f) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                  (g) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

                  26.5.  [RESERVED].

                  26.6. Guarantor to Pay Lessor's Expenses. The Guarantor agrees to pay to the Lessor, on demand, all costs and expenses, including attorneys' and other professional and paraprofessional fees, incurred by the Lessor in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith. Until paid to the Lessor, such amounts shall bear interest, commencing with the Lessor's demand therefor, at the Prime Rate plus 1.0%.

                  26.7. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by the Lessee under this Agreement is rescinded or must otherwise be restored or returned by the Lessor, upon an event of bankruptcy, dissolution, liquidation or reorganization of the Lessee or the Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Lessee or the Guarantor or any substantial part of their respective property, or otherwise, all as though such payment had not been made.

                  26.8. Pari Passu Indebtedness. The Guarantor (i) represents and warrants that, as of the date hereof, the obligations of the Guarantor under this Guaranty will rank pari passu with any existing unsecured indebtedness of the Guarantor and (ii) covenants and agrees that from and after the date hereof the obligations of the Guarantor under this Guaranty will rank pari passu with any unsecured indebtedness of the Guarantor incurred after the date hereof.

                  27. RIGHTS OF LESSOR ASSIGNED TO TRUSTEE. Notwithstanding anything to the contrary contained in this Agreement, each of the Lessee and the Guarantor acknowledges that the Lessor has assigned all of its rights under this Agreement (other than its right to receive Excluded Payments) to AFC-II pursuant to the AESOP I Finance Lease Loan Agreement and AFC-II has assigned such rights to the Trustee pursuant to the Indenture. Accordingly, each of the Lessee and the Guarantor agrees that:

                  (i) Subject to the terms of the AESOP I Loan Agreement and the Indenture, the Trustee shall have all the rights, powers, privileges and remedies of the Lessor hereunder (other than the right to receive Excluded Payments, which shall be paid to the AESOP I Segregated Account) and the Guarantor's and the Lessee's obligations hereunder (including the payment of Monthly Base Rent, Supplemental Rent and all other amounts payable hereunder) shall not be subject to any claim or defense which the Guarantor or the Lessee may have against the Lessor or any Lessee (other than the defense of payment actually made) and shall be absolute and unconditional and shall not be subject to any abatement, setoff, counterclaim, deduction or reduction for any reason whatsoever. Specifically, each of the Lessee and the Guarantor agrees that, upon the occurrence of a Finance Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default, the Trustee may exercise (for and on behalf of the Lessor) any right or remedy against the Lessee or the Guarantor provided for herein (other than with respect to the right to receive Excluded Payments) and neither the Lessee nor the Guarantor will interpose as a defense that such claim should have been asserted by the Lessor;

                  (ii) Upon the delivery by the Trustee of any notice to the Lessee or the Guarantor stating that a Finance Lease Event of Default, a Limited Liquidation Event of Default or a Liquidation Event of Default has occurred, the Lessee or the Guarantor, as the case may be, will, if so requested by the Trustee, treat the Trustee or the Trustee's designee for all purposes (other than with respect to the right to receive Excluded Payments) as the Lessor hereunder and in all respects comply with all obligations under this Agreement that are asserted by the Trustee as the successor to the Lessor hereunder, irrespective of whether the Lessee or the Guarantor has received any such notice from the Lessor; provided, however, the Trustee, shall in no event be liable to the Lessee for any action taken by it in its capacity as successor to the Lessor other than actions that constitute negligence or willful misconduct;

                  (iii) Each of the Lessee and the Guarantor acknowledges that pursuant to the AESOP I Finance Lease Loan Agreement and the Indenture the Lessor has irrevocably authorized and directed the Lessee or the Guarantor to, and each of the Lessee and the Guarantor shall, make payments of Monthly Base Rent and Supplemental Rent hereunder (and any other payments hereunder) (other than Excluded Payments, which shall be paid to the AESOP I Segregated Account) directly to the Trustee for deposit in the Collection Account established by the Trustee for receipt of such payments pursuant to the Indenture and such payments shall discharge the obligation of the Lessee and the Guarantor to the Lessor hereunder to the extent of such payments. Upon written notice to the Lessee or the Guarantor of a sale or assignment by the Trustee of its right, title and interest in moneys due under this Agreement to a successor Trustee, the Lessee or the Guarantor, as the case may be, shall thereafter make payments of all Monthly Base Rent and Supplemental Rent (and any other payments hereunder) (other than Excluded Payments, which shall be paid to the AESOP I Segregated Account) to the party specified in such notice;

                  (iv) Upon request made by the Trustee at any time, each of the Lessee and the Guarantor will take such actions as are requested by the Trustee to assist the Trustee in maintaining the Trustee's first priority perfected security interest in the Vehicles leased hereunder, the Certificates of Title with respect thereto and any other portion of the AESOP I Finance Lease Loan Collateral; and

                  (v) In the event that the Indenture terminates and all obligations owing under the Indenture have been paid in full, the Lender shall have all rights under this Agreement previously assigned to the Trustee.

                  28.  [RESERVED].

                  29. MODIFICATION AND SEVERABILITY. The terms of this Agreement will not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever unless (i) the same shall be in writing and signed and delivered by the Lessor, the Guarantor and the Lessee and consented to in writing by the Lender and the Trustee, (ii) the Lessor shall have received in writing confirmation from each of the Rating Agencies that its then current rating of the Notes and the Commercial Paper Notes will not be reduced or withdrawn as a result thereof and (iii) the Rating Agency Consent Condition shall have been satisfied. If any part of this Agreement is not valid or enforceable according to law, all other parts will remain enforceable. The Lessor shall provide prompt written notice to each Rating Agency of any such waiver, modification or amendment.

                  30. CERTAIN REPRESENTATIONS AND WARRANTIES. The Lessee represents and warrants to the Lessor and the Trustee as to itself, and the Guarantor represents and warrants to the Lessor and the Trustee as to itself and as to the Lessee, that as of the Initial Closing Date and as of each Series Closing Date:

                  30.1. Organization; Ownership; Power; Qualification. Each of the Guarantor and the Lessee is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

                  30.2. Authorization; Enforceability. Each of the Guarantor and the Lessee has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of the Guarantor and the Lessee and is, and each of the other Related Documents to which the Guarantor or the Lessee is a party is, a legal, valid and binding obligation of the Guarantor and the Lessee, enforceable in accordance with its terms.

                  30.3. Compliance. The execution, delivery and performance, in accordance with their respective terms, by each of the Guarantor and the Lessee of this Agreement and each of the other Related Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applica-ble law with respect to the Guarantor or the Lessee which violation could result in a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of the Guarantor or the Lessee, (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which the Guarantor or the Lessee is a party or by which its properties may be bound which conflict, breach or default could result in a Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Lessee except Permitted Encumbrances.

                  30.4. Financial Information; Financial Condition. All balance sheets, all statements of operations, of shareholders' equity and of cash flow, and other financial data (other than projections) which have been or shall hereafter be furnished to the Lessor, the Lender or the Trustee for the purposes of or in connection with this Agreement or the Related Documents have been and will be prepared in accordance with GAAP and do and will present fairly the financial condition of the entities involved as of the dates thereof and the results of their operations for the periods covered thereby. Such financial data include the following financial statements and reports which have been fur- nished to the Lessor and the Trustee on or prior to such Closing Date:

                  (i) the audited consolidated financial statements consisting of a statement of financial position of the Guarantor and its Consolidated Subsidiaries as of December 31, 1996 and as to the Predecessor Companies as of December 31, 1995, and the related statements of operations, stockholder's equity and cash flows of the Guarantor and its Consolidated Subsidiaries for the period October 17, 1996 (Date of Acquisition) to December 31, 1996 and, as to the Predecessor Companies, the related statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 1995 and the period January 1, 1996 to October 16, 1996;

                  (ii) the unaudited condensed consolidated financial statements consisting of a statement of financial position of the Guarantor and its Consolidated Subsidiaries as of March 31, 1997, and the related statements of operations, stockholder's equity and cash flows of the Guarantor and its Consolidated Subsidiaries for the three months ended March 31, 1997 and, as to the Predecessor Companies, the related statements of operations, stockholder's equity and cash flows for the three months ended March 31, 1996; and

                  (iii) the unaudited pro forma consolidated financial statements consisting of a statement of financial position of the Guarantor and its Consolidated Subsidiaries as of March 31, 1997, and the related statements of operations of the Guarantor and its Consolidated Subsidiaries for the year ended December 31, 1996 and for the three months ended March 31, 1997, and such pro forma consolidated financial statements present fairly the information shown therein, have been prepared in accordance with the Securities and Exchange Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  30.5. Litigation. Except as set forth in Schedule 30.5 hereto and except for claims as to which the insurer has admitted coverage in writing which are fully covered by insurance, no claims, litigation (including, without limitation, derivative actions), arbitration, governmental investigation or proceeding or inquiry is pending or, to the best of the Guarantor's or the Lessee's knowledge, threatened against the Guarantor or the Lessee which would, if adversely determined, have a Material Adverse Effect.

                  30.6. Liens. The Vehicles and other Collateral are free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Lessor, the Lender or the Trustee. The Trustee has obtained, and will continue to obtain, for the benefit of the Secured Parties pursuant to the Indenture, a first priority perfected Lien on all Vehicles leased hereunder. All Vehicle Perfection and Documentation Requirements with respect to all Vehicles on or after the date hereof have and will continue to be satisfied.

                  30.7. Employee Benefit Plans. (a) During the twelve consecutive month period prior to the Closing Date: (i) no steps have been taken by the Guarantor, the Lessee or any member of the Controlled Group, or to the knowledge of the Guarantor, by any Person, to terminate any Pension Plan; and (ii) no contribution failure has occurred with respect to any Pension Plan maintained by the Guarantor, the Lessee or any member of the Controlled Group sufficient to give rise to a Lien under Section 302(f)(1) of ERISA in connection with such Pension Plan; and (b) no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Guarantor or the Lessee or any member of the Controlled Group of liabilities, fines or penalties in an amount that could have a Material Adverse Effect.

                  30.8. Investment Company Act. Neither the Guarantor nor the Lessee is an "investment company" or a company "con- trolled" by an "investment company", within the meaning of the

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Investment Company Act of 1940, as amended, and neither the Guarantor nor the
Lessee is subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Related Documents, and neither the entering into or performance by the Guarantor or the Lessee of this Agreement violates any provision of such Act.

                  30.9. Regulations G, T, U and X. Neither the Guarantor nor the Lessee is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System). None of the Guarantor, the Lessee, any Affiliates of any of them or any Person acting on their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Loan Note, the making or existence of the Loans or the use of proceeds of the Loans to violate Regulation G, T, U, or X of the Board of Governors of the Federal Reserve System.

                  30.10. Business Locations; Trade Names; Principal Places of Business Locations. Schedule 30.10 lists each of the locations where each of the Lessee and the Guarantor maintains a chief executive office, principal place of business, or any records; and Schedule 30.10 also lists the Lessee's and the Guarantor's legal name, each name under or by which each of the Lessee and the Guarantor conducts its business, each state in which each of the Lessee and the Guarantor conducts business and each state in which each of the Lessee and the Guarantor has its principal place of business.

                  30.11. Taxes. Each of the Guarantor and the Lessee has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension or such failure relates to returns which, in the aggregate, show taxes due in an amount of not more than $500,000), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of such Closing Date, to the best of the Guarantor's or the Lessee's knowledge, there is no unresolved claim by a taxing authority concerning the Guarantor's or the Lessee's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with GAAP.

                  30.12. Governmental Authorization. Each of the Guarantor and the Lessee has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a Material Adverse Effect.

                  30.13. Compliance with Laws. Except as disclosed in Schedule
30.13 hereto, each of the Guarantor and the Lessee: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a Material Adverse Effect, and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true, correct and complete in all material respects), except where failure to make such filings would not have a Material Adverse Effect, and (iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a Material Adverse Effect.

                  30.14. Eligible Vehicles. Each Vehicle is or will be, as the case may be, on the Vehicle Finance Lease Commencement Date with respect to such Vehicle, an Eligible Vehicle.

                  30.15. Supplemental Documents True and Correct. All information contained in any Vehicle Order or other Supplemental Document which has been submitted, or which may hereafter be submitted by the Lessee to the Lessor is, or will be, true, correct and complete.

                  30.16. Manufacturer Programs. No Manufacturer Event of Default has occurred and is continuing with respect to any Eligible Program Manufacturer.

                  30.17. Absence of Default. Each of the Guarantor and the Lessee is in compliance with all of the provisions of its certificate or articles of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) a Finance Lease Event of Default or a Potential Finance Lease Event of Default or (ii) a default or event of default by the Guarantor or the Lessee under any material indenture, agreement or other instrument, or any judgment, decree or final order to which the Guarantor or the Lessee is a party or by which the Guarantor or the Lessee or any of their properties may be bound or affected that could result in a Material Adverse Effect.

                  30.18. Title to Assets. Each of the Guarantor and the Lessee has good, legal and marketable title to, or a valid leasehold interest in, all of its assets, except to the extent no Material Adverse Effect could result. None of such properties or assets is subject to any Liens, except for Permitted Encumbrances. Except for financing statements or other filings with respect to or evidencing Permitted Encumbrances, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names the Guarantor or the Lessee as debtor or which covers or purports to cover any of the assets of the Guarantor or the Lessee is on file in any state or other jurisdiction, and neither the Guarantor nor the Lessee has signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Encumbrances and except, in each case, to the extent no Material Adverse Effect could result.

                  30.19. Burdensome Provisions. Neither the Guarantor nor the Lessee is a party to or bound by any Contractual Obligation that could have a Material Adverse Effect.

                  30.20. No Adverse Change. Since March 31, 1997, (x) no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Guarantor or the Lessee has occurred, and (y) no event has occurred or failed to occur, which has had or may have, either alone or in conjunction with all other such events and failures, a Material Adverse Effect.

                  30.21. No Adverse Fact. No fact or circumstance is known to the Guarantor or the Lessee, as of such Closing Date, which, either alone or in conjunction with all other such facts and circumstances, has had or might in the future have (so far as the Guarantor or the Lessee can foresee) a Material Adverse Effect which has not been set forth or referred to in the financial statements referred to in Section 30.4 or 31.5 or in a writing specifically captioned "Disclosure Statement" and delivered to the Lessor prior to such Closing Date. If a fact or circumstance disclosed in such financial statements or Disclosure Statement, or if an action, suit or proceeding disclosed to the Lessor, should in the future have a Material Adverse Effect, such Material Adverse Effect shall be a change or event subject to Section 30.20 notwithstanding such disclosure.

                  30.22. Accuracy of Information. All data, certifi- cates, reports, statements, opinions of counsel, documents and other information furnished to the Lessor, the Lender or the

Trustee by or on behalf of the Guarantor or the Lessee pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, (i) be complete and correct in all material respects to the extent necessary to give the Lessor, the Lender or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact, and
(iii) not omit to state a material fact necessary in order to make the statements contained therein (in light of the circumstances in which they were made) not misleading, and the furnishing of the same to the Lessor, the Lender or the Trustee, as the case may be, shall constitute a representation and warranty by the Guarantor and the Lessee made on the date the same are furnished to the Lessor, the Lender or the Trustee, as the case may be, to the effect specified in clauses (i), (ii) and (iii).

                  30.23. Solvency. Both before and after giving effect to the transactions contemplated by this Agreement and the other Related Documents, each of the Guarantor and the Lessee is solvent within the meaning of the Bankruptcy Code and each of the Guarantor and the Lessee is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law and no Event of Bankruptcy has occurred with respect to the Guarantor or the Lessee.

                  31. CERTAIN AFFIRMATIVE COVENANTS. Until the expiration or termination of this Agreement, and thereafter until the obligations of the Lessee and the Guarantor under this Agreement and the Related Documents are satisfied in full, the Lessee covenants and agrees as to itself, and the Guarantor covenants and agrees as to itself and as to the Lessee that, unless at any time the Lessor, the Lender and the Trustee shall otherwise expressly consent in writing, it will (and, in the case of the Guarantor, will cause the Lessee to):

                  31.1. Corporate Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve the corporate existence of the Guarantor and the Lessee (it being understood that subject to Section 32.1 the Lessee shall remain a direct or indirect Wholly-Owned Subsid- iary of the Guarantor); (ii) be, and ensure that the Lessee is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a Material Adverse Effect; and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it and its Subsidiaries, except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  31.2. Books, Records and Inspections. (i) Maintain or cause to be maintained by the Administrator complete and accurate books and records with respect to the Vehicles leased by it under this Agreement and (ii) permit any Person designated by the Lessor, the Lender or the Trustee in writing to visit and inspect any of the properties, corporate books and financial records of the Guarantor and its Subsidiaries and to discuss its affairs, finances and accounts with officers of the Guarantor and its Subsidiaries, agents of the Guarantor and with the Guarantor's independent public accountants, all at such reasonable times and as often as the Lessor, the Lender or the Trustee may reasonably request.

                  31.3. Insurance. Obtain and maintain with respect to all Vehicles that are subject to this Agreement (a) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (b) property damage insurance with a limit of $1,000,000 per occurrence, and (c) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the Lessee at any time hereafter, whichever is greater, with respect to all passenger cars and vans comprising the Lessee's rental fleet. The Lessor acknowledges and agrees that the Lessee may, to the extent permitted by applicable law, self-insure for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of each Enhancement Provider, per occurrence, of vehicle liability and property damage which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, the Lessor and the Trustee as additional insured parties and, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Lender, the Lessor and the Trustee shall receive at least 10 days' prior written notice of cancellation of such policies. The Lessee will notify promptly the Lender, the Lessor and the Trustee of any curtailment or cancellation of the Lessee's right to self-insure in any jurisdiction.

                  31.4. Manufacturer Programs. Turn in the Program Vehicles leased by the Lessee to the relevant Manufacturer within the Repurchase Period therefor (unless the Lessee purchases such Program Vehicle pursuant to the terms hereof or sells such Program Vehicle prior to the end of the Repurchase Period therefor and receives sales proceeds thereof in cash in an amount equal to or greater than the repurchase price under such Manufacturer Program); and comply with all of its obligations under each Manufacturer Program.

                  31.5. Reporting Requirements. Furnish, or cause to be furnished to the Lessor, the Lender and the Trustee:

                  (i) Audit Report. As soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor,
         (a) consolidated financial statements consisting of a statement of financial position of the Guarantor and its Consolidated Subsidiaries as of the end of such fiscal year and a statement of operations, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by and containing an opinion, unqualified as to scope, of independent certified public accountants of recognized standing selected by the Guarantor and acceptable to the Lessor, the Lender and the Trustee, accompanied by (b) a letter from such accountants addressed to the Lessor, the Lender and the Trustee stating that, in the course of their annual audit of the books and records of the Guarantor, no Potential Finance Lease Event of Default or Finance Lease Event of Default has come to their attention which was continuing at the close of such fiscal year or on the date of their letter, or, if such an event has come to the attention of such accountants and was continuing at the close of such fiscal year or on the date of their letter, the nature of such event, it being understood that such accountants shall have no liability to the Lessor, the Lender or the Trustee by reason of the failure of such accountants to obtain knowledge of the occurrence or continuance of such an Finance Lease Event of Default or Potential Finance Lease Event of Default;

                  (ii) Quarterly Statements. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Guarantor, (a) financial statements consisting of a consolidated statement of financial position of the Guarantor and its Consolidated Subsidiaries as of the end of such quarter and a statement of operations, stockholders' equity and cash flows of the Guarantor and its Consolidated Subsidiaries for each such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified (subject to year-end audit adjustments) by a senior financial officer of the Guarantor as having been prepared in accordance with GAAP consistently applied, accompanied by (b) a letter from such officer addressed to the Lessor, the Lender and the Trustee stating that no Potential Finance Lease Event of Default or Finance Lease Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his letter, or, if such an event has come to his attention and was continuing at the end of such quarter or on the date of his letter, indicating the nature of such event and the action which the Guarantor proposes to take with respect thereto;

                  (iii) Amortization Events and Finance Lease Events of Default. As soon as possible but in any event within two Business Days after the occurrence of any Amortization Event, Potential Amortization Event, Finance Lease Event of Default or Potential Finance Lease Event of Default, a written statement of an Authorized Officer describing such event and the action that the Guarantor or the Lessee, as the case may be, proposes to take with respect thereto;

                  (iv) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer
         Program;

                  (v) Interim Financial Statements. Promptly following the Guarantor's receipt thereof, copies of all other financial reports submitted to the Guarantor by independent public accountants relating to any annual or interim audit of the books of the Guarantor, or opinion as to the proper book value of the assets of the Guarantor;

                  (vi) Reports. Promptly, from time to time, such information with respect to the Vehicles leased hereunder and payments made and owing hereunder as the Lessor may require to satisfy its reporting obligations to the Lender pursuant to Section 9.5 of the AESOP I Finance Lease Loan Agreement; and

                  (vii) Other. Promptly, from time to time, such other information, documents, or reports respecting the Vehicles leased hereunder or the condition or operations, financial or otherwise, of the Guarantor or the Lessee as the Lessor, the Lender or the Trustee may from time to time reasonably request in order to protect the interests of the Lessor, the Lender or the Trustee under or as contemplated by this Agreement or any other Related Document.

                  31.6. Payment of Taxes; Removal of Liens. Pay when due all taxes, assessments, fees and governmental charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to the Lessee, the Guarantor or their respective property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Related Documents, neither the Lessee nor the Guarantor shall be required to pay any tax, charge, assessment or imposition nor to comply with any law, ordinance, rule, order, regulation or requirement so long as the Lessee or the Guarantor shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of the Guarantor or the Lessee to settle any such contest).

                  31.7. Business. The Lessee will engage only in businesses in substantially the same or related fields as the businesses conducted on the date hereof and such other lines of business, which, in the aggregate, do not constitute a material part of the operations of the Lessee.

                  31.8. Maintenance of Separate Existence. Each of the Guarantor and the Lessee acknowledges its receipt of a copy of that certain opinion letter issued by Skadden, Arps, Slate, Meagher & Flom LLP dated the Initial Closing Date and addressing the issue of substantive consolidation as it may relate to the Guarantor, the Lessee, the Lessor, AESOP Leasing, Original AESOP, AFC-II and AFC. Each of the Guarantor and the Lessee hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to such Person.

                  31.9. Trustee as Lienholder. Concurrently with each leasing of a Vehicle under this Agreement, the Administrator shall indicate on its computer records that the Trustee as assignee of the Lender is the holder of a Lien on such Vehicle pursuant to the terms of the Indenture.

                  31.10. Maintenance of the Vehicles. Maintain and cause to be maintained in good repair, working order, and condition all of the Vehicles leased by the Lessee in accordance with its ordinary business practices with respect to all other vehicles owned by it, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the Lessor under this Agreement, the interests of the Lender under the AESOP I Finance Lease Loan Agreement or the interests of the Secured Parties under the Indenture or the likelihood of repayment of the Loans. From time to time the Guarantor and the Lessee will make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles. The Guarantor and the Lessee shall maintain good, legal and marketable title to, or a valid lease-hold interest in, all of its assets, free and clear of all Liens except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with this Agreement or any of the other Related Documents, and except to the extent no Material Adverse Effect could result.

                  31.11. Enhancement. If the Enhancement with respect to any Series of Notes is provided by a letter of credit and (i) the short-term debt or deposit rating of the Enhancement Provider of such letter of credit shall be downgraded below the then-current rating of such Series of Notes by the Rating Agencies with respect to such Series of Notes or (ii) such Enhancement Provider shall notify the Lessees that its compliance with any of its obligations under such letter of credit would be unlawful, use its best efforts to obtain a successor institution to act as Enhancement Provider or, in the alternative, to otherwise credit enhance the payments to be made under this Agreement by the Lessees, subject to the satisfaction of the Rating Agency Confirmation Condition and any other requirements set forth in the Related Documents.

                  31.12. Manufacturer Payments. Cause each Manufacturer and auction dealer to make all payments made by it under the Manufacturer Programs with respect to Vehicles leased hereunder directly to the Collection Account. Any such payments from Manufacturers or related auction dealers received directly by the Guarantor or the Lessee, will be, within three Business Days of receipt, deposited into the Collection Account.

                  31.13. Accounting Methods; Financial Records. Maintain, and cause each of its material Subsidiaries to maintain, a system of accounting and keep, and cause each of its material Subsidiaries to keep, such records and books of account (which shall be true and complete) as may be required or necessary to permit the preparation of financial statements in accordance with GAAP.

                  31.14. Disclosure to Auditors. Disclose, and cause each of its material Subsidiaries to disclose, to its independent certified public accountants in a timely manner all loss contingencies of a type requiring disclosure to auditors under accounting standards promulgated by the Financial Accounting Standards Board.

                  31.15. Disposal of Non-Program Vehicles. Dispose of the Non-Program Vehicles leased by the Lessee in accordance with Section 2.6(b) (unless the Lessee purchases such Non-Program Vehicle in accordance with the terms hereof).

                  32. CERTAIN NEGATIVE COVENANTS. Until the expiration or termination of this Agreement and thereafter until the obligations of the Lessee and the Guarantor under this Agreement and the Related Documents are satisfied in full, the Lessee covenants and agrees as to itself, and the Guarantor covenants and agrees as to itself and as to the Lessee that, unless at any time the Lessor and the Trustee shall otherwise expressly consent in writing, it will not (and, in the case of the Guarantor, will not permit the Lessee to):

                  32.1. Mergers, Consolidations. Merge or consolidate with any Person, except that, if after giving effect thereto, no Potential Finance Lease Event of Default or Finance Lease Event of Default would exist, this
Section 32.1 shall not apply to (i) any merger or consolidation, provided that the Guarantor or the Lessee, as applicable, is the surviving corporation and, if the Lessee is the surviving corporation, it is a direct or indirect

Wholly-Owned Subsidiary of the Guarantor after such merger or consolidation and (ii) any merger or consolidation of the Lessee with or into another Subsidiary of the Guarantor, provided that the surviving entity executes an agreement of assumption to perform every obligation of the Lessee under this Agreement and that such surviving entity is a direct or indirect Wholly-Owned Subsidiary of the Guarantor.

                  32.2. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instru- ment or document delivered or to be delivered by it hereunder or in connection herewith.

                  32.3. Liens. Create or permit to exist any Lien with respect to any Vehicle leased hereunder now or hereafter existing or acquired, except for Permitted Liens.

                  32.4. Use of Vehicles. Use or allow the Vehicles to be used in any manner that would (i) make such Vehicles that are Program Vehicles ineligible for repurchase under an Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) subject the Vehicles to confiscation.

                  32.5. Termination of Agreement. Allow this Agreement to terminate prior to the termination of each other Lease.

                  33. ADMINISTRATOR ACTING AS AGENT OF THE LESSOR. The parties to this Agreement acknowledge and agree that ARAC shall act as Administrator and, in such capacity, as the agent for the Lessor, for purposes of performing certain duties of the Lessor under this Agreement and the Related Documents. As compensation for the Administrator's performance of such duties, the Lessor shall pay to the Administrator on each Payment Date (i) the portion of the Monthly Administration Fee payable by the Lessor pursuant to the Administration Agreement and (ii) the reasonable costs and expenses of the Administrator incurred by it as a result of arranging for the sale of Vehicles returned to the Lessor in accordance with Section 2.6(c) or as a result of a Vehicle Return Default and sold to third parties, provided, however, that such costs and expenses shall only be payable to the Administrator to the extent of any excess of the sale price received by the Lessor for any such Vehicle over the Termination Value thereof.

                  34. NO PETITION. Each of the Guarantor, the Lessee and the Administrator hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all of the Notes and the Commercial Paper Notes, it will not institute against, or join any other Person in instituting against, the Lessor, Original AESOP, AESOP Leasing II, Quartx, PVHC, AFC or AFC-II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding (including, without limitation, any such action or proceeding against the Lessor as a result of non-payment (or alleged non-payment) with respect to the Vehicle Purchase Surplus Amount due pursuant to Section 2.8 hereof) under the laws of the United States or any state of the United States. In the event that the Guarantor, the Lessee or the Administrator takes action in violation of this
Section 34, the Lessor agrees, for the benefit of the Secured Parties, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by the Guarantor, the Lessee or the Administrator against the Lessor, Original AESOP, AESOP Leasing II, Quartx, PVHC, AFC or AFC-II or the commencement of such action and raise the defense that the Guarantor, the Lessee or the Administrator has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 34 shall survive the termination of this Agreement.

                  35. SUBMISSION TO JURISDICTION. The Lessor and the Trustee may enforce any claim arising out of this Agreement in any state or federal court having subject matter jurisdiction, including, without limitation, any state or federal court located in the State of New York. For the purpose of any action or proceeding instituted with respect to any such claim, the Guarantor and the Lessee hereby irrevocably submits to the jurisdiction of such courts. Each of the Guarantor and the Lessee further irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to the Guarantor or the Lessee, as the case may be, and agrees that such service, to the fullest extent permitted by law,
(i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee, the Lender and the Lessor to serve process in any other manner permitted by law or preclude the Lessor, the Lender or the Trustee from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each of the Guarantor and the Lessee hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in the State of New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

                  36.  GOVERNING LAW.  THIS AGREEMENT SHALL BE A CONTRACT
MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenev-er possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Guarantor and the Lessee and all rights of the Lessor, the Lender or the Trustee expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement.

                  37. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  38. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing including facsimile transmission or similar writing) and shall be given to such party, addressed to it, at its address or telephone number set forth on the signature pages below, or at such other address or telephone number as such party may hereafter specify for the purpose by notice to the other party. In each case, a copy of all notices, requests and other communications that are sent by any party hereunder shall be sent to the Trustee and the Lender and a copy of all notices, requests and other communications that are sent by the Lessee or the Guarantor to each other that pertain to this Agreement shall be sent to the Lessor, the Lender and the Trustee. Copies of notices, requests and other communications delivered to the Trustee, the Lender and/or the Lessor pursuant to the foregoing sentence shall be sent to the following addresses:

                      TRUSTEE: Harris Trust and Savings Bank 311 Monroe Street, 12th Floor
                                        Chicago, Illinois 60606

                                        Attention: Corporate Trust Officer
                                        Telephone: (312) 461-2532
                                        Fax: (312) 461-3525

                      LENDER:           AESOP Funding II L.L.C.
                                        c/o Lord Securities Corporation
                                        Two Wall Street
                                        New York, New York  10055

                                        Attention: Frank Bilotta

                                        Telephone: (212) 346-9000
                                        Fax:       (212) 346-9012

                      LESSOR:           AESOP Leasing L.P.
                                        c/o Lord Securities Corporation
                                        Two Wall Street
                                        New York, New York  10055

                                        Attention: Frank Bilotta
                                        Telephone: (212) 346-9000
                                        Fax:       (212) 346-9012

Each such notice, request or communication shall be effective when received at the address specified below. Copies of all notices must be sent by first class mail promptly after transmission by facsimile.

                  39. LIABILITY. The Lessee and the Guarantor shall be held jointly and severally liable for all of the obligations of each other hereunder.

                  40. TITLE TO MANUFACTURER PROGRAMS IN LESSOR. The Lessee, by its execution hereof, acknowledges and agrees that (a) its right, title and interest in and to the Manufacturer Programs have been assigned on a nonexclusive basis to the Lessor, (b) in accordance with the Assignment Agreements, such right, title and interest in and to the Manufacturer Programs shall be assigned by the Lessor to Trustee, and (c) the Lessee shall also retain right, title or interest in such Manufacturer Programs (provided, however, that in no event may Lessee assign such right, title or interest to any Person other than the Lessor). To confirm the foregoing, the Lessee, by its execution hereof, hereby assigns any rights that it may have in respect of any Manufacturer Programs.

                  41. HEADINGS. Section headings used in this Agree- ment are for convenience of reference only and shall not affect the construction of this Agreement.

                  42. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

                  43. EFFECTIVENESS. This Agreement shall become effective concurrently with the issuance of the Loan Note under the AESOP I Finance Lease Loan Agreement.

                  44. NO RECOURSE. The obligations of AESOP Leasing under this Agreement are solely the corporate obligations of

AESOP Leasing. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director or incorporator of AESOP Leasing.

                      IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                           LESSOR:

                           AESOP LEASING L.P.

                           By: AESOP LEASING CORP.,
                              its general partner


                           By:

                           Address:  c/o Lord Securities Corporation
                                     Two Wall Street
                                     New York, New York  10055

                           Attention: Frank Bilotta
                           Telephone: (212) 346-9000
                           Telefax: (212) 346-9012


                           LESSEE AND ADMINISTRATOR:

                           AVIS RENT A CAR SYSTEM, INC.


                           By:

                           Address:  900 Old Country Road
                                     Garden City, NY  11530

                           Attention: Treasurer
                           cc:       General Counsel
                           Telephone: (516) 222-3000
                           Telefax:   (516) 222-3751

                                            GUARANTOR:

                                            AVIS RENT A CAR, INC.



                                            By:
                                               ---------------------------

                                            Address:   900 Old Country Road
                                                       Garden City,  NY  11530

                                            Attention:  Treasurer
                                            cc:        General Counsel
                                            Telephone: (516) 222-3000
                                            Telefax:   (516) 222-3751


COUNTERPART NO. ___ OF TEN (10) SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                                 SCHEDULE 30.5

                                  Litigation

                                    [NONE]

                                SCHEDULE 30.10

                              Business Locations


=============================================================================================================================
         PARTY                 PRINCIPAL PLACE OF              ADDITIONAL RECORDS               STATES IN WHICH CON-
                                    BUSINESS                        LOCATION                       DUCTS BUSINESS
-----------------------------------------------------------------------------------------------------------------------------
Avis Rent A Car           900 Old Country Road            300 Centre Pointe Dr.          AZ, AR, CA, CO, CT,
System, Inc.              Garden City, NY                 Virginia Beach, VA             DE, DC, FL, GA, HI,
d/b/a/ Avis Rent          11530                           23462                          ID, IL, IN, KS, KY, LA,
A Car and Avis                                                                           ME, MD, MA, MI, MN,
                                                                                         MS, MO, MT, NE, NV,
                                                                                         NJ, NM, NY, NC, OH,
                                                                                         OK, OR, PA, RI, SC,
                                                                                         TN, TX, UT, VT, VA,
                                                                                         WA, WV, WI and WY
-----------------------------------------------------------------------------------------------------------------------------
Avis Rent A               900 Old Country Road                                           NY
Car, Inc.                 Garden City, NY
                          11530
=============================================================================================================================

                                SCHEDULE 30.13

                              Compliance with Law

                                    [NONE]

                                 ATTACHMENT A

                Information Relating to Initial Leased Vehicles

I.       Initial Financed Vehicles (as of the Initial Closing Date)
         a. [For each Vehicle] Vehicle Identification Number
         b. [For each Vehicle] Net Book Value

                                 ATTACHMENT B

             Vehicle Acquisition Schedule and Related Information

1.       Principal amount of Loan financing the Vehicle
2.       Date of Loan financing the Vehicle
3.       Vehicle Finance Lease Commencement Date
4.       Vehicle Identification Number (VIN)
5. Summary of Vehicles being financed (including, for Vehicles subject to the GM Repurchase Program, the Designated Period for such Vehicles)
6.       Program or Non-Program Vehicle
7.       Capitalized Cost (if applicable)
8.       Net Book Value (if applicable)

                                 ATTACHMENT C

                           Form of Power of Attorney


                  KNOW ALL MEN BY THESE PRESENTS, that AESOP LEASING L.P. does hereby make, constitute and appoint Avis Rent A Car System, Inc. ("ARAC") its true and lawful Attorney-in-Fact for it and in its name, stead and behalf, (i) to execute any and all documents pertaining to the titling of motor vehicles in the name of ARAC or [name of nominee lienholder under the Franchisee Nominee Agreement], (ii) the noting of the lien of Harris Trust and Savings Bank, as trustee (in such capacity, the "Trustee"), as the first lienholder on certificates of title, (iii) the licensing and registration of motor vehicles,
(iv) designating ARAC as the mailing address of the Trustee for all documentation relating to the title and registration of such motor vehicles,
(v) applying for duplicate certificates of title indicating the lien of the Trustee where original certificates of title have been lost or destroyed and
(vi) upon the sale of any such motor vehicle pursuant to the Master Motor Vehicle Finance Lease Agreement, dated as of July 30, 1997, among AESOP Leasing L.P., ARAC, any other Eligible Rental Car Company that becomes a party thereto pursuant to the terms thereof and Avis Rent A Car, Inc., in accordance with the terms and conditions thereof, releasing the lien of the Trustee on such motor vehicle by executing any documents required in connection therewith. This power is limited to the foregoing and specifically does not authorize the creation of any liens or encumbrances on any of said motor vehicles.

                  The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease eight years from the date of execution as set forth below.

                  IN WITNESS WHEREOF, AESOP LEASING L.P. has caused this instrument to be executed on its behalf by its duly authorized officer this ___ day of ______, 19__.

                                                             AESOP LEASING L.P.


                                                             By:


State of ________      )

County of _______      )

                  Subscribed and sworn before me, a notary public, in and for said county and state, this ___ day of _____, 19__.


                        ----------------------------------------------
                                 Notary Public

                        My Commission Expires: _______


                                      C-2